Exhibit 3.1

ESSEX PROPERTY TRUST, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

THIS IS TO CERTIFY THAT:

I.              Essex Property Trust, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

II.            The following provisions and Exhibits A and B are all the provisions of the charter currently in effect and as hereinafter amended:

FIRST:                   The name of the Corporation is:

Essex Property Trust, Inc.

SECOND:              (a)            The purpose for which the Corporation is formed is to engage in any lawful act or activity (including, without limitation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended or any successor statute (the “Code”)), for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.  For purpose of these Articles, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

(b)           The foregoing enumerated purposes shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Articles of Incorporation of the Corporation, together with any amendments or supplements thereto (the “Charter”), and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

THIRD:                  The present address of the principal office of the Corporation in the State of Maryland is c/o National Registered Agents, Inc. of MD., 351 W. Camden Street, Baltimore, Maryland 21201.

FOURTH:              The name and address of the resident agent of the Corporation in this State are National Registered Agents, Inc. of MD., 351 W. Camden Street, Baltimore, Maryland 21201.  The resident agent is a corporation located in the State of Maryland.

FIFTH:                   (a)            The total number of shares of stock of all classes which the Corporation has authority to issue is 1,000,000,000 shares (par value $.0001 per share), of which 656,020,000 shares are shares of Common Stock; 13,980,000 shares are shares of Preferred Stock, consisting of 5,980,000 shares of 4.875% Series G Cumulative Convertible Preferred Stock (the “Series G Preferred Stock”) and 8,000,000 shares of 7.125% Series H Cumulative Redeemable Preferred Stock (the “Series H Preferred Stock”); and 330,000,000 shares are shares of Excess Stock.  The aggregate par value of the shares of all classes which the Corporation has authority to issue is $100,000.00.  The Board of Directors may classify or reclassify any unissued shares of stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of such shares of stock.

(b)           Subject in all cases to the provisions of Article EIGHTH hereof with respect to Excess Stock, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Common Stock:

(1)           Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the shares of Common Stock.  Shares of Common Stock shall not have cumulative voting rights.

(2)           Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation’s stock, may be paid on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.  Each share of Common Stock shall share equally, on a per share basis, in dividends paid on the Common Stock.

(3)           In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of shares of any class of stock of the Corporation having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of shares of any other class of stock of the Corporation not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the remaining net assets of the Corporation.

(4)           The shares of Common Stock are exchangeable for Excess Stock as provided in Article EIGHTH hereof.

(c)           A description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Excess Stock of the Corporation is set forth in Article EIGHTH hereof.

(d)           The power of the Board of Directors to classify or reclassify any shares of stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

(1)           The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized stock and be subject to classification and reclassification as provided in this subparagraph.

(2)           Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

(3)           Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms and conditions of such voting rights.

(4)           Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors (or any committee of the Board or officer of the Corporation to whom such duty may be delegated by the Board) shall determine.

(5)           Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

(6)           The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

(7)           Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof.

(8)           Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

SIXTH:                   (a)           The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  The number of directors of the Corporation initially shall be four (4), which number may be increased or decreased pursuant to the bylaws of the Corporation, together with any amendments or replacements thereto (the “Bylaws”), but shall never be less than the minimum number permitted by the Maryland General Corporation Law now or hereafter in force.

(b)           Subject to the rights of the holders of any class of stock separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed at any time, without cause, only by the affirmative vote of the holders of at least two-thirds of the combined voting power of all classes of shares of stock entitled to vote generally in the election of directors.  Subject to the rights of the holders of any class separately entitled to elect one or more directors, any director, or the entire Board of Directors, may be removed at any time, with cause and only then by the affirmative vote of the holders of at least a majority of the combined voting power of all classes of all shares of stock entitled to vote generally in the election of directors.  For the purposes of this paragraph, “cause” shall mean with respect to any particular director a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

(c)           Beginning with the 2014 annual meeting of stockholders, directors shall be elected for a term expiring at the next annual meeting of stockholders.  Each director shall hold office until his or her term expires and until his or her successor is duly elected and qualifies, subject to his or her prior death, resignation, retirement, disqualification or removal from office.

SEVENTH:             (a)           The following provisions are hereby included for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:

(1)           The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders, subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws of the Corporation or in the general laws of the State of Maryland.

(2)           No holder of shares of stock of any class or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any shares of stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

(3)           The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus, or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

(4)           Notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be valid and effective if taken or authorized by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter, except as otherwise specifically provided in the Charter.  The preceding sentence shall not apply to any amendment of paragraph (b) of Article SIXTH or to Article NINTH or this sentence.

(5)           The Corporation shall have the power, to the maximum extent permitted by the Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Corporation or (ii) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  The Corporation shall have the power, with the approval of its Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation.  The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.  The Board of Directors may take such action as is necessary to carry out these indemnification and expense advance provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.  No amendment of the Charter shall limit or eliminate the right to indemnification or expense advance provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal or shall limit or eliminate the rights granted under indemnification or expense advance agreements entered into by the Corporation and its directors or officers.

(6)           To the fullest extent that Maryland law, as amended or interpreted in effect from time to time, permits limitation of the liability of directors and officers of a Maryland corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.  No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

(b)           The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Charter, now or hereafter authorized by law, including any amendments altering the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding shares of stock by classification, reclassification or otherwise.

(c)           The enumeration and definition of particular powers of the Board of Directors included in this Article SEVENTH and the foregoing Articles FIFTH and SIXTH shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the Maryland General Corporation Law now or hereafter in force.

EIGHTH:                (a)           Restrictions on Transfer; Exchange for Excess Stock.

(1)           Definitions.  The following terms shall have the following meanings:

“Beneficial Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.  The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“Capital Stock” shall mean stock that is Common Stock, Excess Stock or preferred stock.

“Charitable Beneficiary” shall mean one or more organizations described in Code Sections 170(b), 170(c), or 501(c)(3) as shall be designated by resolution of the Board of Directors.  At any one time there shall be at least one such Charitable Beneficiary so designated.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Constructive Ownership” shall mean ownership of Capital Stock by a Person who would be treated as an owner of such shares of Capital Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.  The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.

“Equity Stock” shall mean stock that is either Common Stock or preferred stock.

“Essex Operating Partnership Partnership Agreement” shall mean the agreement of limited partnership establishing Essex Portfolio, L.P., a California limited partnership.

“Excess Stock” shall mean stock that is exchanged for Equity Stock pursuant to subparagraph (a)(3) of this Article EIGHTH.

“Exempt Person” shall mean any Person exempt from the Ownership Limit or the Existing Holder Limit pursuant to Article EIGHTH (a)(9) from time to time.

“Existing Holder” shall mean George M. Marcus, his wife and children, trusts for the benefit of his descendants and, in the case of his death, his heirs.

“Existing Holder Limit” for the Existing Holders shall mean, initially, the greater of the Ownership Limit and 25% of the value of the outstanding shares of Equity Stock outstanding from time to time, and after any adjustment pursuant to subparagraph (a)(10) of this Article EIGHTH, shall mean such percentage of the value of the outstanding Equity Stock as so adjusted.

“Initial Public Offering” means the sale of shares of Common Stock pursuant to the Corporation’s first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

“Market Price” on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date.  The “Closing Price” on any date shall mean the last sale price, regular way, per share of stock, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the stock is listed or admitted to trading or, if the stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the stock selected by the Board of Directors.  “Trading Day” shall mean a day on which the principal national securities exchange on which the stock is listed or admitted to trading is open for the transaction of business or, if the stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Ownership Limit” shall initially mean 6.0% of the value of the outstanding shares of Equity Stock of the Corporation, and after any adjustment as set forth in subparagraph (a)(11) of this Article EIGHTH, shall mean such greater percentage (but not more than 9.9%) of the value of the outstanding shares of Equity Stock as so adjusted.  Notwithstanding the foregoing, the Ownership Limit for a Qualified Trust shall mean the lesser of (i) 9.9% of the value of the outstanding Equity Stock and (ii) the percentage of the value of the outstanding Equity Stock above which the beneficiaries of the Qualified Trust, in proportion to their actuarial interest in such trust, would violate the restrictions set forth in subparagraphs (a)(2)(A-E) of this Article EIGHTH.

“Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer that results in Excess Stock, the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Equity Stock if such Transfer had been valid under subparagraph (a)(2) of this Article EIGHTH.

“Purported Record Transferee” shall mean, with respect to any purported Transfer that results in Excess Stock, the record holder of the Equity Stock if such Transfer had been valid under subparagraph (a)(2) of this Article EIGHTH.

“Qualified Trust” shall mean any trust described under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

“Restriction Termination Date” shall mean the first day after the date of the Initial Public Offering on which the Board of Directors determine that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

“Rights” shall mean the rights granted under the Essex Operating Partnership Partnership Agreement to the limited partners to acquire Common Stock.

“Transfer” shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of Capital Stock (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

“Transferee” shall mean a transferee of the Trust as designated pursuant to subparagraph (b)(5) of this Article EIGHTH.

“Trust” shall mean the trust created pursuant to subparagraph (b)(1) of this Article EIGHTH.

“Trustee” shall mean a Person unaffiliated with (i) the Corporation, (ii) the Purported Beneficial Transferee, and (iii) the Purported Record Transferee, acting as trustee for the Trust, or any successor trustee appointed by the Corporation.

“Voting Stock” shall mean the outstanding shares of Equity Stock of the Corporation entitled to vote generally in the election of directors.

(2)           Restriction on Transfers.

(A)           Except as provided in subparagraph (a)(9) of this Article EIGHTH, with respect to the exemption of a Person exempt from the Ownership Limit or otherwise, from the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person (other than an Existing Holder or an Exempt Person) shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit, and the Existing Holders shall not Beneficially Own or Constructively Own in the aggregate outstanding shares of Equity Stock in excess of the Existing Holder Limit.

(B)           Except as provided in subparagraph (a)(9) of this Article EIGHTH, with respect to the exemption of a Person exempt from the Ownership Limit or otherwise, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder or an Exempt Person) Beneficially Owning or Constructively Owning Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially or Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such shares of Equity Stock.

(C)           Except as provided in subparagraph (a)(9) of this Article EIGHTH, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer to an Existing Holder that, if effective, would result in the Existing Holders Beneficially Owning or Constructively Owning Equity Stock in the aggregate in excess of the Existing Holder Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Existing Holder in excess of the Existing Holder Limit; and such Existing Holder shall acquire no rights in such shares of Equity Stock.

(D)           Except as provided in subparagraph (a)(9) of this Article EIGHTH, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in Beneficial Ownership of Equity Stock by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would result in Beneficial Ownership of Equity Stock by fewer than 100 Persons; and the intended transferee shall acquire no rights in such shares of Equity Stock.

(E)           Except as provided in subparagraph (a)(9) of this Article EIGHTH, from the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Equity Stock.

(F)           The Ownership Limit will not apply if the Board of Directors and the stockholders of the Corporation determine that it is no longer in the best interests of the Corporation to attempt to qualify, or to continue to qualify, as a REIT.

(3)           Exchange for Excess Stock.

(A)           If, notwithstanding the other provisions contained in this Article EIGHTH, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person (other than an Existing Holder or an Exempt Person) would either Beneficially Own or Constructively Own Equity Stock in excess of the Ownership Limit or such that the Existing Holders would either Beneficially Own or Constructively Own Equity Stock in the aggregate in excess of the Existing Holder Limit, then, except as otherwise provided in subparagraph (a)(9), such shares of Equity Stock in excess of the Ownership Limit or Existing Holder Limit (such shares to be rounded up to the nearest whole share) shall be automatically exchanged for an equal number of shares of Excess Stock.  Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer or change in capital structure.

(B)           If, notwithstanding the other provisions contained in this Article EIGHTH, at any time after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Corporation which, if effective, would cause the Corporation to become “closely held” within the meaning of Section 856(h) of the Code, then the shares of Equity Stock being Transferred or which are otherwise affected by the change in capital structure and which, in either case, would cause the Corporation to be “closely held” within the meaning of Section 856(h) of the Code (such shares to be rounded up to the nearest whole share) shall be automatically exchanged for an equal number of shares of Excess Stock.  Such exchange shall be effective as of the close of business on the business day prior to the date of the Transfer or change in capital structure.

(4)           Remedies for Breach.  If the Board of Directors or its designees at any time determines in good faith that a Transfer has taken place in violation of subparagraph (a)(2) of this Article EIGHTH or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of subparagraph (a)(2) of this Article EIGHTH, the Board of Directors or its designees shall take such action as it or they deem advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin or rescind such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subparagraph (a)(2) of this Article EIGHTH shall be void ab initio and automatically result in the exchange described irrespective of any action (or non-action) by the Board of Directors or its designees.

(5)           Notice of Restricted Transfer.  Any Person who acquires or attempts to acquire shares of Equity Stock in violation of subparagraph (a)(2) of this Article EIGHTH, or any Person who is a transferee such that shares of Equity Stock are exchanged for shares of Excess Stock under subparagraph (a)(3) of this Article EIGHTH, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation’s status as a REIT.

(6)           Owners Required to Provide Information.  From the date of the Initial Public Offering and prior to the Restriction Termination Date:

(A)           Every Beneficial Owner or Constructive Owner of more than 5% (during any periods in which the number of such owners exceeds 2000) or 1% (during any periods in which the number of such owners is greater than 200 but no more than 2000), or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held.  Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit and Existing Holder Limit.

(B)           Each Person who is a Beneficial Owner or Constructive Owner of Equity Stock and each Person (including the stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in order to determine the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit and Existing Holder Limit.

(7)           Remedies Not Limited.  Subject to paragraph (d) of this Article EIGHTH, nothing contained in this Article EIGHTH shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation’s status as a REIT and to ensure compliance with the Ownership Limit and Existing Holder Limit.

(8)           Ambiguity.  In the case of an ambiguity in the application of any of the provisions of subparagraph (a) of this Article EIGHTH, including any definition contained in subparagraph (a)(1), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph (a) with respect to any situation based on the facts known to it and any such determination by the Board of Directors shall be final and conclusive for all purposes.

(9)           Exception.  The Board of Directors may exempt a Person from the Ownership Limit or Existing Holder Limit, thereby permitting such Person’s Beneficial or Consecutive Ownership of Equity Stock to exceed the Ownership Limit or Existing Holder Limit, if (i) such Person is not an individual for purposes of Section 542(a)(2) of the Code (provided that, for such purposes, the rules of Code Section 856(h)(3)(A) shall apply) or (ii) is an underwriter that participates in a public offering of the Equity Stock for a period of 90 days following the purchase by such underwriter of the Equity Stock, conditioned upon (i) the Corporation’s prior receipt of an opinion of counsel or a ruling from the Internal Revenue Service, in each case to the effect that such Person’s exemption from the Ownership Limit or Exiting Holder Limit will not cause the Corporation (A) to be closely held within the meaning of Section 856(a)(6) of the Code, (B) to be Beneficially Owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, and (C) to receive any amounts excluded from “rent from real property” for purposes of Section 856(c) of the Code by application of Section 856(d)(2)(B) of the Code, (ii) the Board of Directors obtaining such representations from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership will violate the Ownership Limit or the Existing Holder Limit as a result of such Person’s Beneficial Ownership (provided that, for purposes of such representations, the rules contained in Section 856(h)(3)(A) of the Code shall apply), and (iii) such Person agreeing that any individual’s violation or attempted violation of the Ownership Limit or Existing Holder Limit because of such Person’s Beneficial Ownership (provided that, for purposes of such agreement, the rules of Section 856(h)(3)(A) of the Code will apply) will result in the portion of such Person’s Equity Stock causing such violation or attempted violation to be converted to Excess Stock in accordance with subparagraph (a)(3) of this Article EIGHTH unless such Person has previously obtained an exemption from the Board of Directors in accordance with this Article EIGHTH (a)(9) with respect to such Person’s Equity Stock causing such violation or attempted violation; provided that, any exemption from the Ownership Limit or Existing Holder Limit pursuant to this Article EIGHTH(a)(9) that would allow a Person to Beneficially Own or Constructively Own shares of Equity Stock of the Corporation with an aggregate value that is greater than 25.0% of the value of the outstanding shares of Equity Stock of the Corporation shall not be based solely on the receipt of an opinion of counsel but shall require a receipt of a ruling from the Internal Revenue Service.

(10)         Modifications of Existing Holder Limit.  The Existing Holder Limit shall be modified as follows:

(A)           Subject to the limitations contained in subparagraph (a)(11) of this Article EIGHTH, the Board of Directors may grant stock options that result in Beneficial Ownership or Constructive Ownership of Equity Stock by an Existing Holder pursuant to a stock option plan approved by the stockholders of the Corporation.  Any such grant of stock options shall increase the Existing Holder Limit to the maximum extent possible under subparagraph (a)(11) to permit the Beneficial Ownership or Constructive Ownership of the shares of Equity Stock issuable upon exercise of such stock options.

(B)           The Board of Directors may reduce the Existing Holder Limit for any Existing Holder, with the written consent of the Existing Holder, after any Transfer permitted in this subparagraph (a) of this Article EIGHTH by such Existing Holder to a Person other than an Existing Holder or after the lapse (without exercise) of a stock option described in subparagraph (a)(10)(A) of this Article EIGHTH.

(11)         Modifications of Ownership Limit; Limitations on Modifications

(A)           Subject to the limitations contained in this subparagraph (a)(11) of this Article EIGHTH, the Board of Directors may from time to time increase the Ownership Limit.

(B)           The Existing Holder Limit shall not be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five Beneficial Owners of shares of Equity Stock (including all of the then Existing Holders) could (assuming ownership of shares by all Persons other than the Existing Holders equal to the Ownership Limit) Beneficially Own, in the aggregate, more than 50% of the value of the outstanding shares of Equity Stock.

(C)           Prior to any modification of the Existing Holder Limit or Ownership Limit, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT.

(D)           No Existing Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

(E)           The Ownership Limit may not be increased to a percentage that is greater than 9.9%.

(12)           Legend.  Each certificate for Equity Stock shall bear the following legend:

The shares of [________________] Stock represented by this certificate are subject to restrictions on transfer for the purpose of maintenance of the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”).  No Person may (1) Beneficially Own or Constructively Own shares of Equity Stock in excess of 6.0% (or such greater percentage as may be determined by the Board of Directors of the Corporation) of the value of the outstanding shares of Equity Stock of the Corporation unless such Person is a Qualified Trust (in which case such percentage is 9.9%) or an Existing Holder (in which case the Existing Holder Limit shall be applicable), (2) Beneficially Own shares of Equity Stock that would result in Beneficial Ownership of Equity Stock by fewer than 100 Persons, or (3) Beneficially Own Equity Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code.  Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in violation of the above limitations must immediately notify the Corporation.  All capitalized terms in this legend have the meanings defined in the Corporation’s Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.  If the restrictions on transfer are violated, the shares of Equity Stock represented hereby will be automatically exchanged for shares of Excess Stock which will be held in trust by the Trustee of a Trust for the exclusive benefit of the Charitable Beneficiary designated by the Board of Directors.  The foregoing summary of the restrictions on transfer of Shares of _________ Stock is qualified in its entirety by reference to the Corporation’s Charter.

(b)           Excess Stock.

(1)           Ownership in Trust.

(A)           Upon any purported Transfer that results in shares of Excess Stock pursuant to subparagraph (a)(3) of this Article EIGHTH, such shares of Excess Stock shall be deemed to have been transferred to a Person who is unaffiliated with (i) the Corporation, (ii) the Purported Beneficial Transferee, and (iii) the Purported Record Transferee, as Trustee of a Trust for the exclusive benefit of one or more organizations described in Code Sections 170(b), 170(c), or 501(c)(3) as shall be designated by resolution of the Board of Directors as Charitable Beneficiary, subject to subparagraph (b)(5) of Article EIGHTH.

(B)           At all times at least one such Charitable Beneficiary shall be designated by the Board of Directors.

(C)           Shares of Excess Stock held in Trust for the exclusive benefit of the Charitable Beneficiary shall be issued and outstanding shares of stock of the Corporation.  The Trustee of the Trust will be deemed to own the shares of Excess Stock held in Trust for the exclusive benefit of the Charitable Beneficiary (except as provided in subparagraph (b)(5) of Article EIGHTH) on the day prior to the date of the violative transfer.

(D)           The Purported Record Transferee shall have no rights in such shares of Excess Stock except the right to receive a price for its interest in the shares of Equity Stock which were exchanged for Excess Stock upon the terms specified in subparagraphs (b)(3) and (b)(5) of this Article EIGHTH.  The Purported Beneficial Transferee shall have no rights in such shares of Excess Stock except as provided in subparagraphs (b)(3) and (b)(5) of this Article EIGHTH.

(2)           Dividend Rights.  Excess Stock shall not be entitled to any dividends or distributions, except as provided in this subparagraph (b)(2) of Article EIGHTH.  Shares of Excess Stock shall be entitled to dividends and distributions as if such shares of Excess Stock were shares of Equity Stock, provided that such dividends and distributions shall be paid to the Trustee to be held in Trust for the exclusive benefit of the Charitable Beneficiary, subject to the provisions of subparagraph (b)(5) of Article EIGHTH.  Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Equity Stock have been exchanged for Excess Stock shall be repaid to the Corporation upon demand or, at the Corporation’s sole election, shall be offset against any future dividends or distributions payable to the Purported Record Transferee.  Any dividend or distribution declared but unpaid shall be rescinded as void ab initio with respect to such shares of Equity Stock.  The Corporation shall pay over any dividends so disgorged or rescinded to the Trustee to be held in Trust for the exclusive benefit of the Charitable Beneficiary, subject to the provisions of subparagraph (b)(5) of Article EIGHTH.

(3)           Rights Upon Liquidation.

(A)           In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, the Corporation, the shares of Excess Stock shall be entitled to share in any portion of the assets of the Corporation as set forth below.  At such time as (i) the Corporation has received the necessary shareholder approval with respect to a voluntary liquidation or dissolution of the Corporation, or (ii) the Corporation has become the subject of an order of a court of competent jurisdiction compelling an involuntary liquidation or dissolution of the Corporation, such shares of Excess Stock held in Trust shall without further act be extinguished and each Purported Beneficial Transferee whose acquisition of Equity Stock resulted in the Excess Stock which has been extinguished pursuant to this subparagraph (b)(3) of this Article EIGHTH and each Charitable Beneficiary shall without further act become a creditor of the Corporation.

(B)           The amount by which each such Purported Beneficial Transferee shall become a creditor of the Corporation with respect to its now-extinguished interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in the Excess Stock) will be equal to the lesser of ((a)) that amount of the distributable assets of the Corporation to which such Excess Stock would be entitled if such Excess Stock were entitled to share ratably in the distributable assets of the Corporation as shares of Common Stock, or ((b)) as applicable, either ((1)) the price per share paid by such Purported Beneficial Transferee for the shares of Equity Stock which were exchanged for Excess Stock, or ((2)) if the Purported Beneficial Transferee did not give value for such shares of Equity Stock (having received such through a gift, devise or otherwise), a price per share equal to the Market Price on the date of the purported Transfer that resulted in the Excess Stock.  Payment to the Purported Beneficial Transferee shall be without interest and shall be due pro rata concurrently with the date of first distribution of liquidation proceeds to the holders of Equity Stock.

(C)           Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for its interest in the shares of Equity Stock which were exchanged for Excess Stock that exceeds the amounts allowable under subparagraph (b)(3)(B) of this Article EIGHTH, such Purported Beneficial Transferee shall pay, or cause to be paid, such excess to the Corporation, or, at the Corporation’s sole election, such excess shall be offset against any future dividends or distributions otherwise payable to such Purported Beneficial Transferee.  The Corporation shall then pay over any such proceeds in excess of the amounts payable to the Purported Beneficial Transferee to the Trustee to hold in Trust for the exclusive benefit of the Charitable Beneficiary.

(D)           If the Corporation causes such liquidation or dissolution to be revoked or otherwise rescinded, any Excess Stock previously automatically extinguished pursuant to this subparagraph (b)(3) of this Article EIGHTH shall be automatically revived and any Purported Beneficial Transferees and Charitable Beneficiaries who became creditors of the Corporation shall without further act cease to be creditors of the Corporation as otherwise provided above.

(4)           Voting Rights.

(A)           Subject to Maryland law, effective as of the date that Equity Stock is exchanged for Excess Stock, the holders of shares of Equity Stock which have been exchanged for shares of Excess Stock shall not be entitled to vote on any matter and all votes cast with respect to shares of Excess Stock into which Equity Stock has been exchanged shall be recast in accordance with the direction of the Trustee of the Trust acting for the benefit of the Charitable Beneficiary.

(B)           Subject to Maryland law, the Purported Beneficial Transferee and the Purported Record Transferee will be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Excess Stock for the exclusive benefit of the Charitable Beneficiary.

(5)           Restrictions on Transfer; Designation of Transferee.

(A)           The Corporation may cause the Transfer to a Transferee designated by the Corporation of an interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in the Excess Stock), if the shares of Excess Stock held in Trust would not be Excess Stock in the hands of such Transferee.  In the event of such Transfer, the beneficial interest of the Charitable Beneficiary in the Excess Shares held in Trust shall terminate.  The Purported Beneficial Transferee may receive a price for its interest in the shares of Equity Stock which were exchanged for Excess Stock which is the lesser of (i) the price per share such Purported Beneficial Transferee paid for the Equity Stock in the purported Transfer that resulted in the Excess Stock, or if the Purported Beneficial Transferee did not give value for such shares of Equity Stock (through a gift, devise or otherwise), a price per share equal to the Market Price on the date of the purported Transfer that resulted in the Excess Stock; and (ii) the price per Excess Share received by the Trustee from the sale or other disposition of the Excess Shares held in Trust.  Upon a Transfer of an interest in the Trust to the Transferee, the corresponding shares of Excess Stock in the Trust shall be automatically exchanged for an equal number of shares of Equity Stock, and such shares of Equity Stock shall be transferred of record to the Transferee of the interest in the Trust designated by the Corporation as described above if such Equity Stock would not be Excess Stock in the hands of such Transferee.

(B)           Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for its interest in the shares of Equity Stock which were exchanged for Excess Stock that exceeds the amounts allowable under subparagraph (b)(5)(A) of this Article EIGHTH, such Purported Beneficial Transferee shall pay, or cause to be paid, such excess to the Corporation, or, at the Corporation’s sole election, such excess shall be offset against any future dividends or distributions otherwise payable to such Purported Beneficial Transferee.  The Corporation shall then pay over any such proceeds in excess of the amounts payable to the Purported Beneficial Transferee to the Trustee to hold in Trust for the exclusive benefit of the Charitable Beneficiary.

(C)           If any of the foregoing restrictions on the transfer of Excess Stock are determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trustee, to have acted as an agent of the Trustee (acting in turn as agent on behalf of a third-party purchaser) in acquiring such Excess Stock and to hold such Excess Stock on behalf of the Trustee pursuant to provisions substantially similar to subparagraphs (b)(5)(A) and (b)(5)(B) of this Article EIGHTH above.

(6)           Purchase Right in Excess Stock.  Shares of Excess Stock shall be deemed to have been offered for sale to the Corporation or its designee at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer.  Subject to the satisfaction of any applicable requirements of the General Laws of the State of Maryland, the Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer that resulted in such Excess Stock and (ii) the date the Board of Directors determines in good faith that a Transfer resulting in Excess Stock has occurred, if the Corporation does not receive a notice of such Transfer pursuant to subparagraph (a)(5) of this Article EIGHTH.

(c)           Further Authority.  Subject to paragraph (d) of this Article EIGHTH, nothing contained in this Article EIGHTH or in any other provision of the Charter shall limit the authority of the Board of Directors to take such other action as it in its sole discretion deems necessary or advisable to protect the Corporation and the interests of the stockholders by maintaining the Corporation’s eligibility to be, and preserving the Corporation’s status as, a qualified REIT under the Code.

(d)           New York Stock Exchange.  Nothing in this Article EIGHTH precludes the settlement of transactions entered into through the facilities of the New York Stock Exchange.  As provided in this Article EIGHTH, under certain circumstances, a Transfer of shares of Equity Stock may result in the automatic exchange of shares of Equity Stock being transferred for an equal number of shares of Excess Stock.

NINTH:                  The duration of the Corporation shall be perpetual.  The Corporation shall be subject to dissolution at any time by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

TENTH:                  In the event any term, provision, sentence or paragraph of the Charter of the Corporation is declared by a court of competent jurisdiction to be invalid or unenforceable, such term, provision, sentence or paragraph shall be deemed severed from the remainder of the Charter, and the balance of the Charter shall remain in effect and be enforced to the fullest extent permitted by law and shall be construed to preserve the intent and purposes of the Charter.  Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term, provision, sentence or paragraph of the Charter in any other jurisdiction.

III.           Descriptions of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series G Preferred Stock and the Series H Preferred Stock of the Corporation are set forth, respectively, in Exhibits A and B, attached hereto as part of Article FIFTH and made a part hereof.

IV.           The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

V.            The current address of the principal office of the Corporation is as set forth in Article THIRD of the foregoing amendment and restatement of the charter.

VI.           The name and address of the Corporation’s current resident agent are as set forth in Article FOURTH of the foregoing amendment and restatement of the charter.

VII.          The number of directors of the Corporation is currently ten (10), and the names of the current directors are as follows:

Name
George M. Marcus
Gary P. Martin
Michael J. Schall
Keith R. Guericke
Issie N. Rabinovitch
Thomas E. Randlett
David W. Brady
Byron A. Scordelis
Janice L. Sears
Claude J. Zinngrabe, Jr.

VIII.         There has been no increase in the authorized stock of the Corporation effected by the foregoing amendment and restatement of the Charter.

IX.           The undersigned Executive Vice President and Chief Financial Officer acknowledges these Articles of Amendment and Restatement to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Executive Vice President and Chief Financial Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Executive Vice President and Chief Financial Officer and attested to by its Senior Vice President, General Counsel and Secretary on this 15th day of May, 2013.

ATTEST:	ESSEX PROPERTY TRUST, INC.

/s/ Jordan E. Ritter	By: /s/ Michael T. Dance
Jordan E. Ritter	Michael T. Dance
Senior Vice President,	Executive Vice President
General Counsel and Secretary	and Chief Financial Officer

ESSEX PROPERTY TRUST, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

EXHIBIT A

4.875% SERIES G CUMULATIVE CONVERTIBLE PREFERRED STOCK

1.	Designation and Amount.

A series of preferred stock of the Corporation, designated “4.875% Series G Cumulative Convertible Preferred Stock,” par value $0.0001 per share (the “Series G Preferred Stock”), is hereby established.  The number of shares constituting such series shall be 5,980,000.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Charter.

2.	Rank.

The Series G Preferred Stock will, with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, rank senior to all classes or series of Common Stock and to all classes or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding (including, without limitation, the Corporation’s Series A Junior Participating Preferred Stock), other than the Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”), the 9 1/8% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”), the Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock”), the 9.25% Series E Cumulative Redeemable Preferred Stock (the “Series E Preferred Stock”) and the 7.8125% Series F Cumulative Redeemable Preferred Stock (the “Series F Preferred Stock”) with which it shall be on a parity and any other class or series of equity securities of the Corporation expressly designated as ranking on a parity with or senior to the Series G Preferred Stock as to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation.  For purposes of these terms of the Series G Preferred Stock, the term “Parity Preferred Stock” shall be used to refer to the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and any other class or series of equity securities of the Corporation now or hereafter authorized, issued or outstanding that (a) are not given preference over the rights of the holders of Series G Preferred Stock as to distributions or as to rights upon voluntary or involuntary liquidation, winding up or dissolution of the Corporation and (b) expressly designated by the Corporation to rank on a parity with Series G Preferred Stock with respect to distributions and rights upon voluntary or involuntary liquidation, winding up or dissolution of the Corporation.

3.	Distributions.

(a)      Payment of Distributions.

Holders of the then outstanding shares of Series G Preferred Stock shall be entitled to receive, when and as authorized by the Board and declared by the Corporation, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 4.875% of the $25.00 liquidation preference per annum (equivalent to a fixed annual amount of $1.21875 per share of Series G Preferred Stock).  Such distributions shall be cumulative, shall accrue from the first date on which any Series G Preferred Stock is issued and shall be payable quarterly in arrears on each January 31, April 30, July 31, and October 31 of each year or, if not a Business Day, the next succeeding Business Day (each, a “Dividend Payment Date”), beginning October 31, 2006.  Any distribution payable on the Series G Preferred Stock for any partial distribution period shall be computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the distribution payable on October 31, 2006 shall be for more than the full quarterly distribution period).  Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month on which the applicable Dividend Payment Date falls or on such other date designated by the Board of the Corporation for the payment of distributions that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

The term “Business Day” shall mean any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

(b)   Limitations on Distributions.

No distributions on shares of Series G Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)   Distributions Cumulative.

Notwithstanding the foregoing, distributions on the Series G Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of distributions, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized.  Accrued but unpaid distributions on the Series G Preferred Stock shall accumulate as of the Dividend Payment Date on which they first become payable.

(d)   Priority as to Distributions.

(i)           Except as provided in Section 3(d)(ii) below, so long as any Series G Preferred Stock is outstanding, unless full cumulative distributions on the Series G Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in shares of Common Stock or in shares of any series of preferred stock ranking junior to the Series G Preferred Stock as to distributions and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the Common Stock, or any preferred stock of the Corporation ranking junior to or on a parity with the Series G Preferred Stock as to distributions or upon liquidation, nor shall any shares of Common Stock, or any shares of preferred stock of the Corporation ranking junior to or on a parity with the Series G Preferred Stock as to distributions or upon liquidation be redeemed, repurchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series G Preferred Stock as to distributions and upon liquidation and except for purchases made pursuant to the provisions of Article EIGHTH of the Charter).

(ii)          When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series G Preferred Stock and the shares of any other series of Parity Preferred Stock, all distributions declared upon the Series G Preferred Stock and the shares of any other series of Parity Preferred Stock shall be declared pro rata so that the amount of distributions declared per share of Series G Preferred Stock and the shares of any other series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued distributions per share on the Series G Preferred Stock and the shares of any other series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such preferred stock does not have a cumulative distribution) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series G Preferred Stock which may be in arrears.

(e)   No Further Rights.

Any distribution payment made on shares of the Series G Preferred Stock shall first be credited against the earliest accrued but unpaid distribution due with respect to such shares which remains payable.  Holders of Series G Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or stock in excess of full cumulative distributions on the Series G Preferred Stock as described above.

4.	Liquidation Preference.

(a)      Payment of Liquidating Distributions.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series G Preferred Stock then outstanding are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders an amount equal to the sum of (a) $25.00 per share plus (b) any accrued and unpaid distributions on the Series G Preferred Stock (whether or not declared) to the date of payment before any distribution of assets is made to holders of Common Stock or any series of preferred stock of the Corporation that ranks junior to the Series G Preferred Stock as to liquidation rights (but after payments are made to holders of the Corporation’s debt, holders of the Corporation’s subsidiaries’ debt and holders of any other of stock of the Corporation that the Corporation may issue ranking senior to the Senior G Preferred Stock as to liquidation rights).  In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series G Preferred Stock and the corresponding amounts payable on all shares of other classes or series of Parity Preferred Stock in the distribution of assets, then the holders of shares of Series G Preferred Stock and stockholders of such classes or series of Parity Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.  Pursuant to Section 2-311(a)(2) of the MGCL, distributions may be made by the Corporation to holders of its stock without regard to the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the liquidation preference on the Series G Preferred Stock.

(b)  Notice.

Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series G Preferred Stock at the respective addresses of such holders as the same shall appear on the share transfer records of the Corporation.

(c)  No Further Rights.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series G Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(d)  Consolidation, Merger or Certain Other Transactions.

The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the assets or business of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

5.	Redemption.

(a)   Limited Redemption at Option of a Majority-in-Interest of the Holders.

Subject to the terms and conditions of any Parity Preferred Stock and the rights of any series of preferred stock which may from time to time come into existence, in the event of:

(i) the Corporation’s completion of a “Rule 13e-3 transaction” (as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in which, as a result of such transaction, the Common Stock is no longer registered under Section 12 of the Exchange Act, except that this clause (i) shall not apply to any involuntary delisting of the Common Stock from the New York Stock Exchange or any national securities exchange (as defined in the Exchange Act);

(ii) the completion of a consolidation or merger or other business combination of the Corporation with or into any corporation, trust or entity and, if the surviving entity has outstanding debt securities (regardless of whether such outstanding debt securities are publicly traded or not), such debt securities do not possess at least the lowest credit rating level established as investment grade from either Standard & Poor’s, Moody’s Investor Service or Fitch Ratings (it being understood that as of the date of these Articles Supplementary the lowest investment grade rating of Standard & Poor’s is BBB-, the lowest investment grade rating of Moody’s is Baa3 and the lowest investment grade rating of Fitch Ratings is BBB-); or

(iii) the Corporation’s failure to qualify as a real estate investment trust as defined in Section 856 (or any successor section) of the Internal Revenue Code of 1986, as amended, except where such failure arises in connection with the consolidation or merger or other business combination of the Corporation into any corporation, trust or entity in which the Corporation is not the surviving entity and the surviving entity qualifies as a real estate investment trust

(each event described in clause (i), clause (ii) or clause (iii), a “Qualifying Event”), if requested in writing by the holders of not less than a majority of the shares of the then outstanding Series G Preferred Stock that all shares of Series G Preferred Stock be redeemed, the Corporation shall redeem all of the shares of Series G Preferred Stock held by all holders of Series G Preferred Stock by paying in cash in exchange for the shares of Series G Preferred Stock to be redeemed an amount equal to (x) $25.00 per share plus (y) an amount equal to all accumulated but unpaid distributions on such shares to the date of redemption, except as otherwise provided by Section 5(c).  Such request for redemption by the holders of not less than a majority of the shares of the then outstanding Series G Preferred Stock that all shares of Series G Preferred Stock be redeemed must be received by the Corporation no later than forty-five (45) days following the date of mailing to the holders of record of the Series G Preferred Stock of written notice from the Corporation of the occurrence of a Qualifying Event.  Written notice of a Qualifying Event shall be mailed by the Corporation and addressed to the respective holders of record of the Series G Preferred Stock at their respective addresses as they appear on the transfer records of the Corporation.  Upon receipt of such request for redemption by the holders of not less than a majority of the then outstanding shares of Series G Preferred Stock, the Corporation shall provide notice of the date of redemption (which shall be no later than sixty (60) days following the Corporation’s receipt of such request for redemption) to all the holders of Series G Preferred Stock and redeem the shares of Series G Preferred Stock in accordance with Section 5(b) hereof.

(b)   Procedures for Redemption.

(i)           Notice of redemption shall be (i) faxed and (ii) mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series G Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records of the Corporation.  No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series G Preferred Stock except as to a holder to whom such notice was defective or not given.  In addition to any information required by law or by the applicable rules of any exchange upon which the Series G Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date, (ii) the redemption price, (iii) that all shares of Series G Preferred Stock are to be redeemed, (iv) the place or places where such shares of Series G Preferred Stock are to be surrendered for payment of the redemption price, (v) that distributions on the Series G Preferred Stock to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the redemption price shall be made upon presentation and surrender of such Series G Preferred Stock.

(ii)          If the Corporation is required to redeem Series G Preferred Stock pursuant to Section 5(a) then, by 12:00 noon, New York City time, on the redemption date, the Corporation will deposit irrevocably in trust for the benefit of each holder of the Series G Preferred Stock funds sufficient to pay the applicable redemption price on such shares to the date fixed for redemption, without interest, and will give irrevocable instructions and authority to pay such redemption price on such shares to the holders of the Series G Preferred Stock upon surrender of the Series G Preferred Stock by such holders at the place designated in the notice of redemption.  On and after the date of redemption, distributions will cease to accumulate on the Series G Preferred Stock called for redemption, unless the Corporation defaults in the payment thereof.  If any date fixed for redemption of Series G Preferred Stock is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption.  If payment of the redemption price or any accumulated or unpaid distributions in respect of the Series G Preferred Stock is improperly withheld or refused and not paid by the Corporation, distributions on such Series G Preferred Stock will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price and any accumulated and unpaid distributions.

(c)  Rights to Distributions on Stock Called for Redemption.

Immediately prior to any redemption of Series G Preferred Stock, the Corporation shall pay, in cash, an amount equal to any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series G Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the distributions payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before the Dividend Payment Date.

(d)  Excess Stock Provisions.

The Series G Preferred Stock is subject to the provisions of Article EIGHTH of the Charter.  In addition to the Corporation’s rights set forth in Article EIGHTH of the Charter, all Excess Stock issued upon exchange of Series G Preferred Stock pursuant to such Article shall be redeemed at any time when outstanding Series G Preferred Stock is being redeemed pursuant to Section 5(a), for cash at a redemption price of $25.00 per share, plus an amount equal to accumulated and unpaid distributions on the shares of the Series G Preferred Stock that were exchanged for such Excess Stock, through the date of such exchange, without interest.

(e)   Status of Redeemed Stock.

Any Series G Preferred Stock that shall at any time have been redeemed shall after such redemption have the status of authorized but unissued Common Stock, until such shares are once more designated as part of a particular series by the Board.

6.	Voting Rights.

(a)  General.

Holders of the Series G Preferred Stock will not have any voting rights, except as set forth below.

(b)   Certain Voting Rights.

While any shares of the Series G Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of the Series G Preferred Stock (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of shares of stock ranking senior to the Series G Preferred Stock with respect to payment of distributions or rights upon any voluntary or involuntary liquidation, dissolution or winding-up or reclassify any authorized shares of stock of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares, or (ii) either amend, alter or repeal the provisions of the Charter (including these Articles Supplementary) or Bylaws, whether by amendment, merger, consolidation or otherwise, so as to materially and adversely affect the preferences, other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms and conditions of redemption, of any outstanding shares of the Series G Preferred Stock or the holders thereof; provided that any increase in the amount of authorized stock or the creation or issuance of any other series of stock, or any increase in the number of authorized shares of each series, in each case ranking junior to or on a parity with the Series G Preferred Stock with respect to the payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such preferences, rights, voting powers, restrictions, limitations or terms and conditions.  The Corporation may create additional classes of Parity Preferred Stock and any class or series of stock of the Corporation ranking junior to the Series G Preferred Stock with respect to the payment of distributions and the distribution of assets of the Corporation upon voluntary or involuntary liquidation, winding-up or dissolution of the Corporation (such classes or series, whether now or hereafter authorized and including the Common Stock, the “Junior Stock”), increase the authorized number of shares of Parity Preferred Stock and Junior Stock and issue additional series of Parity Preferred Stock and Junior Stock, in each case, without the consent of any holder of Series G Preferred Stock.

(c)   Right to Elect Directors.

If at any time full distributions shall not have been made on any Series G Preferred Stock with respect to any six (6) prior quarterly distribution periods, whether consecutive or not (a “Preferred Dividend Default”), such that distributions for such six (6) distribution periods have not been fully paid and are outstanding in whole or in part at the same time, the holders of the Series G Preferred Stock shall have the right to participate in a class vote together with the holders of the Series B Preferred Stock, Series D Preferred Stock, Series F Preferred Stock (to the extent such holders choose to participate in the election of Preferred Stock Directors in lieu of receipt of the default distribution rate pursuant to the terms of the Series F Preferred Stock) and any subsequently issued series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable to elect two additional directors to serve on the Corporation’s Board (the “Preferred Stock Directors”) at a special meeting called by the holders of record of at least 10% of the outstanding shares of Series G Preferred Stock or any such class or series of Parity Preferred Stock or at the next annual meeting of the stockholders, and at each subsequent annual meeting of stockholders or special meeting held in lieu thereof, until all such distributions in arrears and distributions for the current quarterly period on the Series G Preferred Stock and each such class or series of Parity Preferred Stock have been paid in full.  At any such annual or special meeting, the holders of the Series B Preferred Stock, the Series D Preferred Stock, the Series F Preferred (to the extent such holders choose to participate in the election of Preferred Stock Directors in lieu of receipt of the default distribution rate pursuant to the terms of the Series F Preferred Stock) and any subsequently issued series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, will be entitled to cast votes for such Preferred Stock Directors on the basis of one vote per $50.00 of liquidation preference to which such class of Parity Preferred Stock is entitled by its terms (excluding amounts in respect of accumulated and unpaid distributions) and not cumulatively.  If and when all accumulated distributions and the distribution for the current distribution period on the Series G Preferred Stock shall have been paid in full or irrevocably set aside for payment in full, the holders of the Series G Preferred Stock shall be divested of the voting rights set forth in this Section 6(c) (subject to revesting at such holders option in the event of each and every Preferred Dividend Default) and, if all distributions in arrears and the distributions for the current distribution period have been paid in full or irrevocably set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term and office of each Preferred Stock Director so elected shall immediately terminate.  Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series G Preferred Stock when they have the voting rights set forth in this Section 6(c), voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, on the basis of one vote per $50.00 of liquidation preference.  So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Series G Preferred Stock when they have the voting rights set forth in this Section 6(c), voting separately as a single class with all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, on the basis of one vote per $50.00 of liquidation preference.  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

7.	Transfer Restrictions.

The Series G Preferred Stock shall be subject to the provisions of Article EIGHTH of the Charter.

8.	Conversion.

(a)  Conversion Rights.

(i)          Subject to and upon compliance with the provisions of this Section 8, a holder of any share or shares of Series G Preferred Stock shall have the right, at its option, to convert all or any portion of such holder’s outstanding Series G Preferred Stock (the “Conversion Right”), subject to the conditions described below, into the number of fully paid and non-assessable shares of Common Stock initially at a conversion rate of 0.1830 shares of Common Stock per share of Series G Preferred Stock (subject to adjustment in accordance with the provisions of Section 9 and Section 13 hereof, the “Conversion Rate”), which is equivalent to an initial conversion price of approximately $136.62 per share of Common Stock (the “Conversion Price”).  The Conversion Price at any time shall be equal to $25.00 divided by the Conversion Rate at such time.  Such holder shall surrender to the Corporation such Series G Preferred Stock to be converted in accordance with the provisions in paragraph (b) and (c) of this Section 8, as applicable.

(ii)         In connection with the conversion of any Series G Preferred Stock, no fractional shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest, multiplied by the Closing Sale Price (as hereinafter defined) of the Common Stock on the Trading Day (as hereinafter defined) immediately prior to the Conversion Date (as hereinafter defined) or the Corporation Conversion Option Date (as hereinafter defined).  If more than one share of Series G Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares of Series G Preferred Stock shall be computed on the basis of the total number of shares of Series G Preferred Stock so surrendered.

(iii)        “Closing Sale Price” means with regard to the Common Stock or other capital stock, on any date, the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported by the New York Stock Exchange or, if the Common Stock or such capital stock, as the case may be, is not reported by the New York Stock Exchange, in composite transactions for the principal other U.S. national or regional securities exchange on which the Common Stock or such capital stock is traded or on NASDAQ.  If the Common Stock or such capital stock is not listed for trading on a U.S. national or regional securities exchange and not reported by NASDAQ on the relevant date, the Closing Sale Price will be the last quoted bid price for the Common Stock or such capital stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization.  If the Common Stock or such capital stock is not so quoted, the Closing Sale Price will be the average of the mid-point of the last bid and asked prices for the Common Stock or such capital stock on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Corporation for this purpose.

(iv)        “Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not quoted on the New York Stock Exchange, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is listed or, if the Common Stock is not listed on a U.S. national or regional securities exchange, then on the principal other market on which the Common Stock is then traded or quoted.

(v)        A holder of Series G Preferred Stock is not entitled to any rights of a holder of shares of Common Stock until that holder has converted its shares of Series G Preferred Stock, and only to the extent such shares of Series G Preferred Stock have been or are deemed to have been converted to shares of Common Stock in accordance with the provisions of this Section 8.

(vi)        The Corporation shall, prior to issuance of any share of Series G Preferred Stock, and from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Series G Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series G Preferred Stock then outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares of Common Stock, all such shares of Series G Preferred Stock would be held by a single holder).  The Corporation covenants that all Common Stock that may be issued upon conversion of Series G Preferred Stock shall, upon issue, be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 8(c)(i), taxes with respect to the issue thereof.  The Corporation further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or quoted on the Nasdaq National Market or Nasdaq SmallCap Market or any other automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed or quoted, so long as the Common Stock shall be so listed or quoted on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Series G Preferred Stock.  Before the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of any shares of the Series G Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations.

(b)  Corporation Conversion Option.

(i)          On or after July 31, 2011, the Corporation shall have the option to convert some or all of the outstanding shares of Series G Preferred Stock into that number of shares of Common Stock that are issuable at the Conversion Rate (the “Corporation Conversion Option”).  The Corporation may exercise the Corporation Conversion Option only if the Closing Sale Price of the Common Stock equals or exceeds 130% of the Conversion Price for at least twenty (20) Trading Days in a period of thirty (30) consecutive Trading Days (including the last Trading Day of such period), ending on the Trading Day immediately prior to the Corporation’s issuance of a press release announcing its intent to exercise the Corporation Conversion Option in accordance with Section 8(b)(iii).

(ii)         If the Corporation shall convert less than all of the outstanding shares of Series G Preferred Stock, the transfer agent for the Series G Preferred Stock (the “Transfer Agent”) shall select the shares of Series G Preferred Stock to be converted by lot, on a pro rata basis or in accordance with any other method the Transfer Agent considers fair and appropriate.  The Corporation may convert the Series G Preferred Stock only in a whole number of shares.  If a portion of a holder’s shares of Series G Preferred Stock is selected for partial conversion by the Corporation and the holder converts a portion of such shares of Series G Preferred Stock, the number of shares of Series G Preferred Stock subject to conversion by the Corporation will be reduced by the number of shares that the holder converted.

(iii)        To exercise the Corporation Conversion Option right set forth in this Section 8(b), the Corporation must issue a press release for publication on the Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of  business on the first Trading Day following any date on which the conditions set forth in Section 8(b)(i) shall have been satisfied, announcing the Corporation’s intention to exercise the Corporation Conversion Option.  The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series G Preferred Stock (“Notice”) (not more than four (4) Trading Days after the date of the press release) of the Corporation Conversion Option announcing the Corporation’s intention to exercise the Corporation Conversion Option.  The effective date for any Company Conversion Option (the “Corporation Conversion Option Date”) shall be on the date that is five (5) Trading Days after the date on which the Corporation issues such press release.  In addition to any information required by applicable law or regulation, the press release and Notice of a Corporation Conversion Option shall state, as appropriate: (A) the Corporation Conversion Option Date; (B) the number of shares of Common Stock to be issued upon conversion of each share of Series G Preferred Stock; (C) the number of shares of Series G Preferred Stock to be converted; and (D) that distributions on the Series G Preferred Stock to be converted shall cease to accrue on the Corporation Conversion Option Date.

(iv)        Upon exercise of the Corporation Conversion Option and surrender of shares of the Series G Preferred Stock by a holder thereof, the Corporation shall issue and shall deliver or cause to be issued and delivered to such holder, or to such other Person on such holder’s written order (a) certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which a holder of shares of Series G Preferred Stock being converted, or a holder’s transferee, shall be entitled and (b) any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 8(a)(ii).

(v)        Each conversion shall be deemed to have been made at the close of business on the Corporation Conversion Option Date so that the rights of the holder thereof as to the shares of Series G Preferred Stock being converted shall cease except for the right to receive the number of fully paid and non-assessable shares of Common Stock at the Conversion Rate (subject to adjustment in accordance with the provisions of Section 9 and Section 13), and the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(vi)        In case any share of Series G Preferred Stock is to be converted pursuant to this Section 8(b), such holder’s right to voluntarily convert its share of Series G Preferred Stock shall terminate at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Corporation Conversion Option Date.

(c)   Conversion Right Procedures.

(i)          To exercise the Conversion Right as set forth in Section 8(a), a holder of Series G Preferred Stock must surrender to the Corporation at its principal office or at the office of the Transfer Agent, as may be designated by the Board, the certificate or certificates, if any, for the shares of Series G Preferred Stock to be converted accompanied by a written notice stating that the holder of shares of Series G Preferred Stock elects to convert all or a specified whole number of those shares in accordance with this Section 8(c) and specifying the name or names in which the holder wishes the certificate or certificates for the shares of Common Stock to be issued (“Conversion Notice”).  In case the notice specifies that the shares of Common Stock are to be issued in a name or names other than that of the holder of Series G Preferred Stock, the notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in that name or names.  Other than those transfer taxes payable pursuant to the preceding sentence, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of Series G Preferred Stock.

(ii)         As promptly as practicable after the surrender of the certificate or certificates, if any, for Series G Preferred Stock in accordance with Section 8(c)(i), the receipt of the Conversion Notice and payment of all required transfer taxes, if any, or the demonstration to the Corporation’s satisfaction that those taxes have been paid, the Corporation shall issue and shall deliver or cause to be issued and delivered to such holder, or to such other Person on such holder’s written order (a) certificates representing the number of validly issued, fully paid and non-assessable full shares of Common Stock to which the holder of the shares of Series G Preferred Stock being converted, or the holder’s transferee, shall be entitled, (b) if less than the full number of the shares of Series G Preferred Stock evidenced by the surrendered certificate or certificates, if any, are being converted, a new certificate or certificates, of like tenor, for the number of shares of Series G Preferred Stock evidenced by the surrendered certificate or certificates, if any, less the number of shares being converted and (c) any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in Section 8(a)(ii).

(iii)        Each conversion shall be deemed to have been made at the close of business on the date of giving the notice and of surrendering the certificate or certificates, if any, representing the shares of the Series G Preferred Stock to be converted (the “Conversion Date”) so that the rights of the holder thereof as to the shares of Series G Preferred Stock being converted shall cease except for the right to receive the number of fully paid and non-assessable shares of Common Stock at the Conversion Rate (subject to adjustment in accordance with the provisions of Section 9 and Section 13), and, if applicable, the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(iv)        If a holder of Series G Preferred Stock has exercised its right to require the Corporation to repurchase shares of Series G Preferred Stock in accordance with Section 14 hereof, such holder’s Conversion Rights with respect to the shares of Series G Preferred Stock so subject to repurchase shall expire at 5:00 PM, New York City time, on the Trading Day immediately preceding the Fundamental Change Repurchase Date, unless the Corporation defaults on the payment of the Fundamental Change Purchase Price.  If a holder of shares of Series G Preferred Stock has submitted any such share for repurchase, such share may be converted only if such holder submits a notice withdrawing the shares of Series G Preferred Stock from repurchase.

(d)   Payment of Distributions

(i)           Optional Conversion by Holders of Series G Preferred Stock.

(A)
If a holder of shares of Series G Preferred Stock exercises its Conversion Right, upon delivery of the shares of Series G Preferred Stock for conversion, those shares of Series G Preferred Stock shall cease to cumulate distributions as of the close of business on the Conversion Date and the holder shall not receive any cash payment representing accrued and unpaid distributions of the shares of Series G Preferred Stock delivered for conversion, except in those limited circumstances discussed in this Section 8(d)(i).  Except as provided herein, the Corporation shall make no payment for accrued and unpaid distributions, whether or not in arrears, on shares of Series G Preferred Stock converted at a holder’s election pursuant to a Conversion Right, or for distributions on shares of Common Stock issued upon such conversion.

(B)
If the Corporation receives a Conversion Notice before the close of business on a Dividend Record Date, the holder shall not be entitled to receive any portion of the distribution payable on such converted Series G Preferred Stock on the corresponding Dividend Payment Date.

(C)
If the Corporation receives a Conversion Notice after the Dividend Record Date but prior to the corresponding Dividend Payment Date, the holder on the Dividend Record Date shall receive on that Dividend Payment Date accrued distributions on those shares of Series G Preferred Stock, notwithstanding the conversion of those shares of Series G Preferred Stock prior to that Dividend Payment Date.  However, at the time that such holder surrenders the shares of Series G Preferred Stock for conversion, the holder shall pay to the Corporation an amount equal to the distribution that has accrued and that shall be paid on the related Dividend Payment Date; provided that no such payment need be made if the Corporation has specified a Fundamental Change Repurchase Date relating to a Fundamental Change that is after a Dividend Record Date and on or prior to the Dividend Payment Date to which the Dividend Record Date relates.

(D)
A holder of shares of Series G Preferred Stock on a Dividend Record Date who exercises its Conversion Right and converts such shares of Series G Preferred Stock into Common Stock on or after the corresponding Dividend Payment Date shall be entitled to receive the distribution payable on such shares of Series G Preferred Stock on such Dividend Payment Date, and the converting holder need not include payment of the amount of such distribution upon surrender for conversion of such shares of Series G Preferred Stock.

(ii)         Corporation Conversion Option.

(A)
If the Corporation exercises the Corporation Conversion Option, whether the Corporation Conversion Option Date is prior to, on or after the Dividend Record Date for the current period, all unpaid distributions which are in arrears as of the Corporation Conversion Option Date shall be payable to the holder of the shares of Series G Preferred Stock with respect to which the Corporation Conversion Option has been exercised.

(B)
If the Corporation exercises the Corporation Conversion Option and the Corporation Conversion Option Date is a date that is after the close of business on a Dividend Payment Date and prior to the close of business on the next Dividend Record Date, the holder of shares of Series G Preferred Stock with respect to which the Corporation Conversion Option has been exercised shall not be entitled to receive any portion of the distribution payable on such shares for the distribution period beginning on the Dividend Payment Date.

(C)
If the Corporation exercises the Corporation Conversion Option and the Corporation Conversion Option Date is a date that is on or after the close of business on any Dividend Record Date and prior to the close of business on the corresponding Dividend Payment Date, all distributions, including accrued and unpaid distributions, whether or not in arrears, with respect to the shares of Series G Preferred Stock called for conversion on such date, shall be payable on such Dividend Payment Date to the record holder of such shares on such Dividend Record Date.

9.	Adjustment of Conversion Rate.

(a)      If the Corporation shall, at any time or from time to time on or after July 26, 2006 (the “Original Issue Date”) while any of the shares of Series G Preferred Stock are outstanding, issue shares of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock (other than pursuant to the Corporation’s existing dividend reinvestment and share purchase plan or any future dividend reinvestment and share purchase plan the Corporation adopts which is not materially adverse to the holders of shares of Series G Preferred Stock and in any case that is without duplication subject to an adjustment under Section 9(e)), then the Conversion Rate in effect immediately prior to the close of business on the Record Date (as hereinafter defined) fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be adjusted by multiplying such Conversion Rate by a fraction:

(i)           the numerator of which shall be the sum of (x) the total number of shares of Common Stock outstanding at the close of business on such Record Date and (y) the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii)          the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

An adjustment made pursuant to this Section 9(a) shall become effective immediately prior to the opening of business on the day following the Record Date fixed for such determination.  If any dividend or distribution of the type described in this Section 9(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b)    If the Corporation shall, at any time or from time to time after the Original Issue Date while any of the shares of Series G Preferred Stock are outstanding, subdivide, combine, reclassify, or split its outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such subdivision, combination, reclassification or split becomes effective shall be adjusted by multiplying such Conversion Rate by a fraction:

(i)          the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day following the day such subdivision, combination, reclassification or split becomes effective; and

(ii)         the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the opening of business on the day that such subdivision, combination, reclassification or split becomes effective.

An adjustment made pursuant to this Section 9(b) shall become effective immediately prior to the opening of business on the day following the day upon which such subdivision, reclassification, split or combination becomes effective.

(c)   If the Corporation shall, at any time or from time to time after the Original Issue Date while any of the shares of Series G Preferred Stock are outstanding, distribute rights or warrants (other than pursuant to a stockholder rights plan, in which event Section 9(l) or Section 9(d) (pursuant to the provisions of Section 9(l)), as the case may be, shall govern) for a period expiring within 60 days immediately following the Record Date for such distribution to all or substantially all holders of its outstanding Common Stock entitling them to subscribe for or purchase Common Stock at a price per share of Common Stock less than the Current Market Price on the Record Date for such distribution, then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect at the opening of business on the Record Date for such distribution by a fraction:

(i)          the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on the Record Date for such distribution, and (y) the total number of additional shares of Common Stock issuable pursuant to such rights or warrants; and

(ii)         the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the close of business on the Record Date for such distribution, and (y) a number of shares of Common Stock equal to the aggregate exercise price payable to exercise such rights or warrants, divided by the Current Market Price on the Record Date for the distribution of such rights or warrants.

“Current Market Price” on any day means the average of the Closing Sale Prices of the Common Stock for each of the ten consecutive Trading Days ending on the earlier of the day in question and the day before the “ex-dividend date” with respect to the issuance, dividend or distribution requiring such computation, subject to adjustment by the Board if an event requiring a Conversion Rate adjustment occurs during such ten Trading Day period.

An adjustment made pursuant to this Section 9(c) shall become effective immediately prior to the opening of business on the day following the Record Date for such issuance.  If the shares of Common Stock are not delivered pursuant to such rights or warrants upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the distribution of such rights or warrants have been made on the basis of the delivery of only the number of shares of Common Stock actually issued.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price on the Record Date for the relevant distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board.

(d)   (i)           If the Corporation shall, at any time or from time to time after the Original Issue Date while any share of Series G Preferred Stock are outstanding, by dividend, distribution or otherwise, distribute to all or substantially all of the holders of its outstanding shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation and the shares of Common Stock are not changed or exchanged), shares of its stock, evidences of the Corporation’s indebtedness, or other assets or property, including securities, (including stock of any subsidiary of the Corporation) but excluding (i) dividends or distributions of Common Stock referred to in Section 9(a), (ii) any rights or warrants referred to in Section 9(c), (iii) dividends or distributions paid exclusively in cash referred to in Section 9(e), (iv) dividends or distributions of stock, securities or other property or assets (including cash) in connection with the reclassification, change, merger, consolidation, combination, sale or conveyance to which Section 10 applies and (v) dividends or distributions referred to in Section 9(d)(iii)) (such stock, evidence of its indebtedness, other assets or property or securities being distributed hereinafter in this Section 9(d) called the “Distributed Assets”), then, in each such case, subject to paragraphs (iii), (iv) and (v) of this Section 9(d), the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution by a fraction:

(A)	the numerator of which shall be the Current Market Price on the Record Date for such dividend or distribution; and

(B)
the denominator of which shall be (x) the Current Market Price on the Record Date for such dividend or distribution, less (y) the Fair Market Value (as hereinafter defined) on such date of the portion of the Distributed Assets so distributed with respect to each share of Common Stock outstanding on the Record Date for such distribution;

provided that if the Fair Market Value on such date of the portion of the Distributed Assets so distributed with respect to each share of Common Stock outstanding on the Record Date for such distribution is equal to or greater than the Current Market Price on the Record Date for such dividend or distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series G Preferred Stock shall have the right to receive on the date on which the Distributed Assets is distributed to holders of Common Stock, for each share of Series G Preferred Stock, the amount of Distributed Assets such holder of Series G Preferred Stock would have received had such holder of Series G Preferred Stock owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution.

“Fair Market Value” means the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined by the Board, whose determination shall be made in good faith and, absent manifest error, shall be final and binding on the holders of Series G Preferred Stock).

An adjustment made pursuant to Section 9(d)(i) shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(ii)         If the Board determines the Fair Market Value of any distribution for purposes of this Section 9(d) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to this Section 9(d) to the extent possible, unless the Board determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the holders of the Series G Preferred Stock.

(iii)         With respect to an adjustment pursuant to this Section 9(d) where there has been a payment of a dividend or other distribution on the Common Stock of shares of stock of any class or series or similar equity interest, of or relating to a subsidiary or other business unit of the Corporation (a “Spin-Off”), the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off by a fraction:

(A)
the numerator of which shall be the sum of (I) the average of the Closing Sale Prices of the stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock over the first ten consecutive Trading Day period after (and including) the effective date of the Spin-Off and (II) the average of the Closing Sale Prices of the Common Stock over the first ten consecutive Trading Day period after (and including) the effective date of the Spin-Off; and

(B)	the denominator of which shall be the average of the Closing Sale Prices of the Common Stock over the first ten consecutive Trading Day period after (and including) the effective date of the Spin-Off.

The adjustment to the Conversion Rate made pursuant to Section 9(d)(iii) shall become effective on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off; provided that in respect of any conversion of Series G Preferred Stock within the ten Trading Days immediately following, and including, the effective date of any Spin-Off, references within this subsection (iii) to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the applicable Conversion Date or Corporation Conversion Option Date, as the case may be, in determining the applicable Conversion Rate.

(iv)         Rights or warrants distributed by the Corporation to all or substantially all of the holders of the outstanding shares of Common Stock entitling them to subscribe for or purchase equity securities of the Corporation (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (x) are deemed to be transferred with such shares of Common Stock, (y) are not exercisable and (z) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of this Section 9(d) (and no adjustment to the Conversion Rate under this Section 9(d) shall be required) until the occurrence of the earliest Trigger Event.  If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different Distributed Assets, or entitle the holder to purchase a different number or amount of the foregoing Distributed Assets or to purchase any of the foregoing Distributed Assets at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 9(d):

(A)
in the case of any such rights or warrants that shall all have been repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all or substantially all holders of shares of Common Stock as of the date of such repurchase; and

(B)	in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

(v)           For purposes of this Section 9(d) and Section 9(a), Section 9(b) and Section 9(c), any dividend or distribution to which this Section 9(d) is applicable that also includes (x) shares of Common Stock, (y) a subdivision, split or combination of shares of Common Stock to which Section 9(b) applies or (z) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 9(c) applies (or any combination thereof), shall be deemed instead to be:

(A)
a dividend or distribution of the evidences of indebtedness, assets, shares of stock, rights or warrants, other than such shares of Common Stock, such subdivision, split or combination or such rights or warrants to which Section 9(a), Section 9(b) and Section 9(c) apply, respectively (and any Conversion Rate adjustment required by this Section 9(d) with respect to such dividend or distribution shall then be made), immediately followed by

(B)
a dividend or distribution of such shares of Common Stock, a subdivision, split or combination of the Common Stock or a distribution of rights or warrants to purchase Common Stock subject to Section 9(c) and any further Conversion Rate increase required by Section 9(a), Section 9(b) and Section 9(c) with respect to such dividend or distribution shall then be made, except:

(I)
the Record Date of such dividend or distribution shall be substituted as (i) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 9(a), (ii) “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective” (as applicable) within the meaning of Section 9(b), and (iii) as “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 9(c); and

(II)
any reduction or increase in the number of shares of Common Stock resulting from such subdivision, split or combination (as applicable) shall be disregarded in connection with such dividend or distribution.

(e)    If the Corporation shall, at any time or from time to time after the Original Issue Date while any of the Series G Preferred Stock are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock cash (excluding any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding-up or any regular quarterly cash distribution on the Common Stock that does not exceed $0.84) ($0.84, the “Dividend Threshold Amount”), then the Conversion Rate shall adjusted by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution by a fraction:

(i)           the numerator of which shall be (x) the Current Market Price on the Record Date for such dividend or distribution less (y) the Dividend Threshold Amount; and

(ii)          the denominator of which shall be the (x) the Current Market Price on the Record Date for such dividend or distribution less (y) the amount per share of Common Stock of such dividend or distribution;

provided that, if an adjustment is required to be made under this Section 9(e) as a result of a distribution that is not a regular quarterly cash distribution, the Dividend Threshold Amount shall be deemed to be zero; provided further that if the amount per share of Common Stock of such dividend or distribution is equal to or greater than the Current Market Price on the Record Date for such dividend or distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series G Preferred Stock shall have the right to receive on the date on which the relevant cash dividend or distribution is distributed to holders of Common Stock, for each share of Series G Preferred Stock, the amount of cash such holder of Series G Preferred Stock would have received had such holder of Series G Preferred Stock owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such dividend or distribution.

Such increase shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution.  In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared.  The Dividend Threshold Amount shall be subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate hereunder; provided that no adjustment shall be made to the Dividend Threshold Amount for any adjustments made to the Conversion Rate pursuant to this Section 9(e).

(f)     (i)           If any tender offer made by the Corporation or any of its subsidiaries for all or any portion of the outstanding Common Stock shall expire, then, if such tender offer shall require the payment to the holders of shares of Common Stock of consideration per share of Common Stock having a Fair Market Value that exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction:

(A)
the numerator of which shall be the sum of (x) the Fair Market Value of the aggregate consideration payable to holders of the outstanding Common Stock based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of (I) the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Corporation) at the Expiration Time and (II) the Current Market Price on the Trading Day next succeeding the Expiration Date; and

(B)
the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Corporation) at the Expiration Time, multiplied by (y) the Current Market Price on the Trading Day next succeeding the Expiration Date.

(ii)       An adjustment pursuant to Section 9(f)(i) shall become effective immediately prior to the opening of business on the day following the Expiration Date.

(iii)      If the Corporation is obligated to purchase shares pursuant to any such tender offer, but the Corporation is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased, if any.  If the application of this Section 9(f) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 9(f).

(iv)      For purposes of this Section 9, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(g)    Notwithstanding the foregoing and to the extent permitted by law, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 9, such adjustments shall be made as may be necessary or appropriate to effectuate the intent of this Section 9 and to avoid unjust or inequitable results as determined in good faith by the Board.

(h)    The Corporation shall be entitled to make such additional increases in the Conversion Rate, in addition to those required by Section 9(a), Section 9(b), Section 9(c), Section 9(d), Section 9(e) or Section 9(f), if the Board determines that it is advisable, in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of Common Stock or any issuance of rights or warrants referred to above, or any event treated as such for United States federal income tax purposes, shall not be taxable to the holders of Common Stock for United States federal income tax purposes or to diminish any such tax.  The Corporation shall give holders of Series G Preferred Stock at least fifteen (15) Business Days’ notice of any increase in the Conversion Rate.

(i)     To the extent permitted by law, the Corporation may, from time to time, increase the Conversion Rate for a period of at least twenty (20) Days if the Board determines that such an increase would be in the Corporation’s best interests.  Any such determination by Board shall be conclusive.  The Corporation shall give holders of Series G Preferred Stock at least fifteen (15) Business Days’ notice of any increase in the Conversion Rate.

(j)     The Corporation shall not adjust the Conversion Rate pursuant to this Section 9 to the extent that the adjustments would reduce the Conversion Price below $0.0001.  Except as described in this Section 9, the Corporation shall not adjust the Conversion Rate for any issuance of shares of Common Stock or any securities convertible into or exchangeable or exercisable for its shares of Common Stock or rights to purchase its shares of Common Stock or such convertible, exchangeable or exercisable securities.

(k)    In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the holder of any share of Series G Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Corporation other than Common Stock into which the shares of Series G Preferred Stock originally was convertible, the Conversion Rate of such other shares so receivable upon conversion of any such share of Series G Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (a) through (l) of this Section 9, and any other applicable provisions of this Charter with respect to the Common Stock shall apply on like or similar terms to any such other shares.

(l)    To the extent that rights agreement dated as of November 11, 1998 (and as amended December 13, 2000 and February 28, 2002), between the Corporation and BankBoston, N.A., as rights agent, or any future rights plan adopted by the Corporation, is in effect at the time of conversion of any share of Series G Preferred Stock into shares of Common Stock, upon such conversion, the converting holder shall receive, in addition to the shares of Common Stock, the rights under such rights agreement or future rights plan unless the rights have separated from the shares of Common Stock prior to the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Corporation made a distribution referred to in Section 9(d) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

10.	Consolidation or Merger of the Corporation.

In the case of the following events (each, a “Business Combination”):

(i)          any recapitalization, reclassification or change of the Common Stock, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or a combination;

(ii)         a consolidation, merger or combination of the Corporation with another Person;

(iii)        a sale, conveyance or lease to another corporation of all or substantially all of the property and assets of the Corporation (other than to one or more of the Corporation’s subsidiaries); or

(iv)        a statutory share exchange;

in each case, as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Corporation or the successor or purchasing corporation, as the case may be, shall provide that the holders of  Series G Preferred Stock will be entitled thereafter to convert such Series G Preferred Stock into the kind and amount of stock, other securities or other property or assets (including cash or any combination thereof) that such holder of Series G Preferred Stock would have owned or been entitled to receive upon such Business Combination as if such holder of Series G Preferred Stock held a number of shares of Common Stock equal to the Conversion Rate as of the effective date for such Business Combination, multiplied by the number of shares of Series G Preferred Stock held by such holder; provided that with respect to a Business Combination that also constitutes a Fundamental Change, such holder of Series G Preferred Stock shall not be entitled to receive any Additional Shares (as defined in Section 13(a)) if such holder does not convert its Series G Preferred Stock “in connection with” (as defined in Section 13(a)) the relevant Fundamental Change.  If holders of Common Stock have the opportunity to elect the form of consideration to be received in such Business Combination, the Corporation will make adequate provision whereby holders of the Series G Preferred Stock shall have a reasonable opportunity to determine the form of consideration into which the Series G Preferred Stock, treated as a single class, shall be convertible from and after the effective date of such Business Combination.  Such determination shall be based on the weighted average of elections made by the holders of Series G Preferred Stock that participate in such determination, shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro rata reductions applicable to any portion of the consideration payable in such Business Combination, and shall be conducted in such a manner as to be completed by the date which is the earliest of (1) the deadline for elections to be made by holders of Common Stock, and (2) two Business Days prior to the anticipated effective date of the Business Combination.  The Corporation shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by the holders of Series G Preferred Stock (and the weighted average of elections), by posting such notice with The Depository Trust Company (“DTC”) and providing a copy of such notice to the Transfer Agent.  If the effective date of the Business Combination is delayed beyond the initially anticipated effective date, the holders of Series G Preferred Stock shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date.  The documents governing the rights of such securities shall provide for adjustments of the Conversion Rate and other appropriate numerical thresholds which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in Section 9.  If, in the case of any such Business Combination, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Business Combination, then such documents governing the rights of such securities shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of Series G Preferred Stock as the Board shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Section 14(a) hereof.

The Corporation shall cause notice of the execution of such documents governing the rights of such securities to be mailed to each holder of Series G Preferred Stock, at the address of such holder as it appears on the Register, within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such documents governing the rights of such securities.

The above provisions of this Section 10 shall similarly apply to successive Business Combinations.

The Corporation shall not become a party to any Business Combination unless its terms are consistent in all material respects with the provisions of this Section 10.

None of the provisions of this Section 10 shall affect the right of a holder of Series G Preferred Stock to convert its shares of Series G Preferred Stock into Common Stock prior to the effective date of a Business Combination.

If this Section 10 applies to any event or occurrence, Section 9 hereof shall not apply.

11.	Notice of Adjustment.

Whenever an adjustment in the Conversion Rate with respect to the Series G Preferred Stock is required:

(a)    the Corporation shall forthwith place on file with the Transfer Agent a certificate of the Chief Financial Officer (or such person having similar responsibilities of the Corporation), stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(b)    a written notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Corporation to each holder of Series G Preferred Stock.  Any such written notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

12.	Notice in Certain Events.

Upon the occurrence of:

(a)    a consolidation or merger to which the Corporation is a party and for which approval of any holders of Common Stock of the Corporation is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Corporation; or

(b)    the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

(c)    any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below;

then, in each case, the Corporation shall cause to be given, to the holders of Series G Preferred Stock, at least 15 days prior to the applicable date hereinafter specified, a written notice stating:

(x)         the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Rate pursuant to Section 9 hereof, or, if a record date is not to be set for a distribution or grant, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined; or

(y)         the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to Section 9 or Section 10 hereof is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in Section 12(a), Section 12(b) or Section 12(c).

13.	Adjustment to Conversion Rate Upon Certain Fundamental Changes.

(a)    If and only to the extent a holder of Series G Preferred Stock elects to convert its shares of Series G Preferred Stock in connection with a Fundamental Change that occurs on or prior to July 31, 2016, the Corporation shall increase the Conversion Rate for the shares of Series G Preferred Stock surrendered for conversion by a number of additional shares (the “Additional Shares”), if any, as set forth in this Section 13.  A conversion shall be deemed for the purposes of this Section 13(a) to be “in connection with” such a Fundamental Change if the notice of conversion is received by the conversion agent (who initially shall be the Transfer Agent) from and including the Effective Date (as defined below) of such Fundamental Change up to and including the Business Day prior to the Fundamental Change Repurchase Date.

(b)    The number of Additional Shares, if any, shall be determined by reference to the table below, based on the date on which such Fundamental Change transaction occurs or becomes effective (the “Effective Date”) and the price paid per share for shares of Common Stock in the Fundamental Change (in the case of a Fundamental Change that constitutes a Change of Control and as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock), or in the case of all other Fundamental Changes, the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of such other Fundamental Change (the “Share Price”).  If holders of shares of Common Stock receive only cash in the case of a Fundamental Change that constitutes a Change of Control as a result of which holders of shares of Common Stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for Common Stock, the Share Price shall be the cash amount paid per share.  Otherwise, the Share Price shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to but not including the Effective Date of such Fundamental Change.

(c)    The Share Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 9.  The adjusted Share Prices shall equal the product of the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares shall be adjusted in the same manner as the Conversion Rate as set forth under the provisions of Section 9.  The following table sets forth the hypothetical Share Price and number of Additional Shares to be issuable per share of Series G Preferred Stock:

	Share Price
Effective Date	$115.78	$125.00	$136.62	$150.00	$165.00	$180.00	$200.00	$225.00	$250.00	$300.00	$350.00	$400.00
July 26, 2006	0.0329	0.0316	0.0260	0.0210	0.0170	0.0141	0.0113	0.0090	0.0075	0.0055	0.0042	0.0033
July 31, 2007	0.0329	0.0303	0.0245	0.0194	0.0153	0.0124	0.0097	0.0076	0.0062	0.0045	0.0035	0.0027
July 31, 2008	0.0329	0.0295	0.0233	0.0180	0.0136	0.0105	0.0080	0.0060	0.0049	0.0035	0.0027	0.0021
July 31, 2009	0.0329	0.0280	0.0212	0.0152	0.0105	0.0075	0.0048	0.0032	0.0025	0.0018	0.0014	0.0011
July 31, 2010	0.0329	0.0278	0.0209	0.0146	0.0094	0.0059	0.0034	0.0022	0.0017	0.0012	0.0009	0.0007
July 31, 2011	0.0329	0.0277	0.0209	0.0142	0.0071	0.0015	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
July 31, 2012	0.0329	0.0276	0.0207	0.0133	0.0066	0.0013	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
July 31, 2013	0.0329	0.0276	0.0204	0.0131	0.0062	0.0010	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
July 31, 2014	0.0329	0.0275	0.0203	0.0131	0.0062	0.0010	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
July 31, 2015	0.0329	0.0275	0.0202	0.0130	0.0062	0.0010	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
July 31, 2016	0.0329	0.0275	0.0202	0.0130	0.0062	0.0010	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(d)    The exact Share Prices and Effective Dates may not be set forth in the table above, in which case:

(i)           If the Share Price is between two Share Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Share Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)          If the Share Price is in excess of $400.00 per share (subject to adjustment, the “Cap Price”), no Additional Shares shall be issuable upon conversion in connection with a Fundamental Change; or

(iii)         If the Share Price is less than $115.78 per share (subject to adjustment, the “Floor Price”), no Additional Shares shall be issuable upon conversion in connection with a Fundamental Change.

The Cap Price and the Floor Price shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 9 in the same manner that the Share Prices set forth in the table in Section 13(c) are adjusted

14.	Purchase of Series G Preferred Stock Upon a Fundamental Change.

(a)    In the event of a Fundamental Change (as hereinafter defined), a holder of Series G Preferred Stock shall have the right to require the Corporation to purchase (the “Repurchase Right”) for cash all or any part of such holder’s shares of Series G Preferred Stock at a purchase price equal to 100% of the liquidation preference of the shares of Series G Preferred Stock to be purchased plus accrued and unpaid distributions to, but not including, the Fundamental Change Purchase Date on such shares (the “Fundamental Change Purchase Price”); provided that if the relevant Fundamental Change Repurchase Date is after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, the Corporation will pay such distributions to the holder of record to the corresponding Dividend Record Date, which may or may not be the same Person as to whom we will pay the Fundamental Change Repurchase Price, and the Fundamental Change Repurchase Price shall be equal to 100% of the liquidation preference of the shares of Series G Preferred Stock to be repurchased.  Series G Preferred Stock submitted for purchase must be an integral multiple of shares.

(b)    Within fifteen (15) calendar days after the occurrence of a Fundamental Change, the Corporation shall provide to all holders of Series G Preferred Stock and the Transfer Agent a notice of the occurrence of the Fundamental Change and of the resulting Repurchase Right.  Such notice shall state:

(i)            the events constituting the Fundamental Change;

(ii)            the date of the Fundamental Change;

(iii)           the last date on which a holder may exercise the Repurchase Right;

(iv)           the Fundamental Change Purchase Price;

(v)            the Fundamental Change Repurchase Date;

(vi)           the name and address of the paying agent and the conversion agent;

(vii)          the Conversion Rate and any adjustment to the Conversion Rate that shall result from the Fundamental Change, as applicable, pursuant to Section 13;

(viii)         that Series G Preferred Stock with respect to which a repurchase notice is given by the holder may be converted, if otherwise convertible, only if the repurchase notice has been properly withdrawn; and

(ix)           the procedures that a holder must follow to exercise the Repurchase Right.

(c)    Simultaneously with providing such notice, the Corporation shall publish a notice containing this information in a newspaper of general circulation in the City of New York or through such other public medium as the Corporation may use at that time and publish such information on its corporate website.

(d)    To exercise the Repurchase Right, subject to Section 14(e), a holder of Series G Preferred Stock must deliver, on or before the close of business on the Fundamental Change Repurchase Date, the shares of Series G Preferred Stock to be purchased, duly endorsed for transfer, together with a written repurchase notice and the form entitled “Form of Fundamental Change Repurchase Notice” duly completed to the Transfer Agent.  The repurchase notice must state:

(i)            the applicable Fundamental Change Repurchase Date;

(ii)           the number of shares of Series G Preferred Stock to be purchased; and

(iii)           that the shares of Series G Preferred Stock are to be purchased by the Corporation pursuant to this Section 14.

(e)    If the Series G Preferred Stock is not in certificated form, a holder’s repurchase notice must comply with applicable DTC procedures.

(f)    A holder of Series G Preferred Stock may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the Corporation prior to the close of business on the Trading Day prior to the Fundamental Change Repurchase Date.  The notice of withdrawal shall state:

(i)            the number of withdrawn shares of Series G Preferred Stock;

(ii)            if certificated shares of Series G Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series G Preferred Stock; and

(iii)           the number of shares of Series G Preferred Stock, if any, that remain subject to the repurchase notice.

(g)    If the Series G Preferred Stock is not in certificated form, a holder’s notice of withdrawal must comply with applicable DTC procedures.

(h)   The Corporation shall be required to purchase the shares of Series G Preferred Stock surrendered for repurchase no less than twenty (20) days nor more than thirty-five (35) days after the date of the Corporation’s delivery of Notice of the Fundamental Change, subject to extension to comply with applicable law (as set forth in the Notice of Fundamental Change, the “Fundamental Change Repurchase Date”).  If in connection with a Fundamental Change that also constitutes a Qualifying Event, the Series G Preferred Stock becomes subject to redemption pursuant to Section 5 hereof, and the relevant redemption date determined pursuant to Section 5 would occur on or prior to the relevant Fundamental Change Repurchase Date, notwithstanding the immediately preceding sentence, such Fundamental Change Repurchase Date shall be the Business Day immediately preceding such redemption date.  A holder of Series G Preferred Stock shall receive payment of the Fundamental Change Purchase Price promptly following the later of the Fundamental Change Repurchase Date or the time of book-entry transfer or delivery of the shares of Series G Preferred Stock.

(i)     If, on the Business Day following the Fundamental Change Repurchase Date, the Transfer Agent holds cash sufficient to pay the Fundamental Change Repurchase Price of the shares of Series G Preferred Stock surrendered for repurchase, then:

(i)           the shares of Series G Preferred Stock shall cease to be outstanding and distributions shall cease to accrue (whether or not book-entry transfer of the shares of Series G Preferred Stock is made or whether or not the certificate evidencing such shares, if any, is delivered to the Transfer Agent); and

(ii)          all other rights of the holder shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the shares of Series G Preferred Stock).

(j)      A “Fundamental Change” shall be deemed to occur upon a Change of Control or a Termination of Trading (as hereinafter defined).  A “Change of Control” shall be deemed to have occurred at such time after original issuance of the Series G Preferred Stock when the following has occurred:

(i)             a “person” or “group” within the meaning of Section 13(d)(3) of the Exchange Act files a Schedule 13D or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, of shares of the Common Stock representing more than 50% of the voting power of shares of the Common Stock entitled to vote generally in the election of directors;

(ii)            the Corporation consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of the Corporation assets to any Person, or any Person consolidates with or merges with or into the Corporation, other than: (1) any transaction (A) that does not result in any reclassification, exchange, or cancellation of outstanding shares of the Corporation’s stock and (B) pursuant to which the Corporation’s stockholders immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after the transaction; or (2) any merger solely for the purpose of changing the Corporation’s jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

(iii)         the Corporation approves a plan of liquidation or dissolution.

(k)    A “Termination of Trading” is deemed to occur if the Common Stock (or other stock into which the Series G Preferred Stock is then convertible) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

(l)     Notwithstanding the foregoing, it shall not constitute a Change of Control if 100% of the consideration for the Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in the transaction or transactions constituting the Change of Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market, or which shall be so traded or quoted when issued or exchanged in connection with the Change of Control, and as a result of such transaction or transactions the Series G Preferred Stock become convertible solely into such common stock.

(m)   In connection with a Fundamental Change repurchase, the Corporation shall comply with all U.S. federal and state securities laws in connection with any offer by the Corporation to purchase the Series G Preferred Stock upon a Fundamental Change.

15.	No Sinking Fund.

No sinking fund shall be established for the retirement or redemption of Series G Preferred Stock.

16.	Book Entry Form.

(a)    The shares of Series G Preferred Stock shall be initially issued in the form of global securities held in book entry form, registered in the name of a depositary (the “Depositary”), which shall initially be DTC or its nominee.  Owners of beneficial interests in the Series G Preferred Stock will hold their interests pursuant to the procedures and practices of the Depositary.

(b)    Unless otherwise required by law, all of the shares of Series G Preferred Stock shall be registered in the name of the Depositary or its nominee, and the shares of Series G Preferred Stock may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and transfers to any other Person will be void ab initio and shall be given no effect on the books of the Corporation unless the then-current Depositary (1) is unwilling or unable to continue as Depositary, or (2) ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary is not appointed by the Corporation within 90 calendar days.

ESSEX PROPERTY TRUST, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

EXHIBIT B

7.125% Series H Cumulative Redeemable Preferred Stock

1.             Designation and Number.  A series of Preferred Stock, designated the “7.125% Series H Cumulative Redeemable Preferred Stock, $0.0001 par value per share”, is hereby established.  The number of authorized shares of Series H Preferred Stock shall be 8,000,000.

2.             Relative Seniority.  The Series H Preferred Stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock (as defined in the Charter) and to all equity securities the terms of which provide that such equity securities shall rank junior to such Series H Preferred Stock (including, without limitation, the Corporation’s Series A Junior Participating Preferred Stock); (b) on a parity with all equity securities issued by the Corporation, other than those equity securities referred to in clauses (a) and (c) (including; without limitation, the Series B Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”), the 7.8125% Series F Cumulative Redeemable Preferred Stock (the “Series F Preferred Stock”) and the 4.875% Series G Cumulative Redeemable Preferred Stock (the “Series G Preferred Stock”)) and (c) junior to all equity securities issued by the Corporation which rank senior to the Series H Preferred Stock and which were issued in accordance with the terms of Section 7(d) hereof.  The term “equity securities” shall not include convertible debt securities.

3.             Distributions.

(a)           Subject to the rights of holders of stock ranking senior to, or on a parity with, the Series H Preferred Stock as to the payment of distributions, holders of Series H Preferred Stock shall be entitled to receive, when and as authorized by the Board and declared by the Corporation, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 7.125%) per annum of the twenty-five dollars ($25.00) per share liquidation preference of the Series H Preferred Stock (equivalent to a fixed annual amount of $1.78125 per share).  Such distributions shall accumulate on a daily basis and be cumulative from (but excluding) the original date of issuance of the shares of Series H Preferred Stock on which such distribution is to be made and be payable quarterly in equal amounts in arrears on or about the fifteenth day of each January, April, July and October of each year, beginning on July 15, 2011 for shares issued prior to July 15, 2011 (each such day being hereinafter called a “Distribution Payment Date”); provided that if any Distribution Payment Date is not a Business Day (as hereinafter defined), then the distribution which would otherwise have been payable on such Distribution Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Distribution Payment Date, and no interest or additional distributions or other sums shall accrue on the amount so payable from such Distribution Payment Date to such next succeeding Business Day.  Any distribution payable on the Series H Preferred Stock for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Distributions shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 90 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).

(b)           No distribution on the Series H Preferred Stock shall be authorized by the Board or declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(c)           Notwithstanding anything to the contrary contained herein, distributions on the Series H Preferred Stock shall accumulate whether or not the restrictions referred to in Section 3(b) exist, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared.  Accumulated but unpaid distributions on the Series H Preferred Stock will accumulate as of the Distribution Payment Date on which they first become payable or on the date of redemption as the case may be.  Accumulated and unpaid distributions will not bear interest.

(d)           Except as provided by the following sentence, if any shares of Series H Preferred Stock are outstanding, no distributions will be authorized by the Board or declared by the Corporation or paid or set apart for payment on any equity securities of the Corporation of any other class or series ranking, as to distributions, on a parity with or junior to the Series H Preferred Stock unless full cumulative distributions have been or contemporaneously are authorized by the Board and declared by the Corporation and paid or authorized and declared and a sum sufficient for the payment thereof set apart for such payment on the Series H Preferred Stock for all past distribution periods and the then current distribution period.  When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series H Preferred Stock and all other equity securities ranking on a parity, as to distributions, with the Series H Preferred Stock, all distributions authorized and declared, paid or set apart for payment upon the Series H Preferred Stock and all other equity securities ranking on a parity, as to distributions, with the Series H Preferred Stock shall be authorized and declared and paid pro rata or authorized and declared and set apart for payment pro rata so that the amount of distributions authorized and declared per share of Series H Preferred Stock and each such other equity security shall in all cases bear to each other the same ratio that accumulated distributions per share of Series H Preferred Stock and other equity security (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other.  No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series H Preferred Stock which may be in arrears.

(e)           Except as provided in Section 3(d), unless full cumulative distributions on the Series H Preferred Stock have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Stock or other equity securities of the Corporation ranking junior to the Series H Preferred Stock as to distributions and upon liquidation) shall be authorized and declared or paid or set apart for payment nor shall any other distribution be authorized and declared or made upon the Common Stock or any other equity securities of the Corporation ranking junior to or on a parity with the Series H Preferred Stock as to distributions or upon liquidation, nor shall any Common Stock or any other equity securities of the Corporation ranking junior to or on a parity with the Series H Preferred Stock as to distributions or upon liquidation be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Corporation (except by conversion into or exchange for other equity securities of the Corporation ranking junior to the Series H Preferred Stock as to distributions and upon liquidation, by redemption, purchase or acquisition of equity securities under incentive, benefit or share purchase plans of the Corporation for officers, directors or employees or others performing or providing similar services, or by other redemption, purchase or acquisition of such equity securities for the purpose of preserving the Corporation’s status as a real estate investment trust (“REIT”) for federal income tax purposes).

(f)            If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857(b)(3)(C) of the Internal Revenue Code of 1986, as amended) any portion (the “Capital Gains Amount”) of the dividends (as determined for federal income tax purposes) paid or made available for the year to holders of all classes of stock (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series H Preferred Stock shall be the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series H Preferred Stock for the year bears to the Total Dividends.  The Corporation may elect to retain and pay income tax on its net long-term capital gains.  In such a case, the holders of Series H Preferred Stock would include in income their appropriate share of the Corporation’s undistributed long-term capital gains, as designated by the Corporation.

(g)           Holders of Series H Preferred Stock shall not be entitled to any distribution, whether payable in cash, property or stock, in excess of full cumulative distributions on the Series H Preferred Stock as described above.  Any distribution payment made on the Series H Preferred Stock shall first be credited against the earliest accumulated but unpaid distribution due with respect to such stock which remains payable.

(h)           In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of the Corporation’s equity securities is permitted under Maryland law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights on dissolution are superior to those receiving the distribution.

(i)           “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

4.             Liquidation Rights.

(a)           In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (referred to herein sometimes as a “liquidation”), the holders of Series H Preferred Stock then outstanding shall be entitled to be paid, or have the Corporation declare and set apart for payment, out of the assets of the Corporation legally available for distribution to shareholders (after payment or provision for payment of all debts and other liabilities of the Corporation), a liquidation preference in cash or property having a fair market value as determined by the Board of Twenty-five Dollars ($25.00) per share of Series H Preferred Stock, plus an amount equal to all accumulated and unpaid distributions to, but not including, the date of payment (the “Liquidation Preference”), before any distribution of assets is made to holders of Common Stock or any other equity securities of the Corporation that rank junior to the Series H Preferred Stock as to liquidation rights.

(b)           If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to pay the full amount of the Liquidation Preference to holders of Series H Preferred Stock and the corresponding amounts payable on all stock of other classes or series of equity securities of the Corporation ranking on a parity with the Series H Preferred Stock as to liquidation rights, then the holders of the Series H Preferred Stock and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c)           Written notice of the effective date of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series H Preferred Stock at the address of such holder as the same shall appear on the stock transfer records of the Corporation.

(d)           After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series H Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(e)           None of a consolidation or merger of the Corporation with or into another entity, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s assets or business shall be considered a liquidation, dissolution or winding up of the Corporation.

5.             Redemption

(a)           Except as described in Section 6 below and this Section 5, the shares of Series H Preferred Stock are not redeemable prior to April 13, 2016.  To ensure that the Corporation remains qualified as a REIT for federal income tax purposes, however, the Series H Preferred Stock shall be subject to the provisions of Article EIGHTH of the Charter pursuant to which Series H Preferred Stock owned by a shareholder in excess of the Ownership Limit (as defined in Article EIGHTH of the Charter) shall automatically be exchanged for an equal number of shares of Excess Stock (as defined in Article EIGHTH of the Charter) and the Corporation shall have the right to purchase such stock, as provided in Article EIGHTH of the Charter.  On and after April 13, 2016, the Corporation, at its option, upon giving notice as provided below, may redeem the Series H Preferred Stock, in whole or from time to time in part, for cash, at a redemption price of twenty-five dollars ($25.00) per share, plus all accumulated and unpaid distributions on such Series H Preferred Stock to, but not including, the date of such redemption (the “Redemption Right”).

(b)           If fewer than all of the outstanding shares of Series H Preferred Stock are to be redeemed pursuant to the Redemption Right, the shares to be redeemed may be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method determined by the Corporation.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series H Preferred Stock would become a holder of a number of shares of Series H Preferred Stock in excess of the Ownership Limit because such holder’s shares of Series H Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in the Charter, the Corporation will redeem the requisite number of shares of Series H Preferred Stock of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

(c)           Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all shares of Series H Preferred Stock shall have been or contemporaneously are declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no shares of Series H Preferred Stock shall be redeemed unless all outstanding shares of Series H Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of shares of Series H Preferred Stock pursuant to Article EIGHTH of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series H Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all shares of Series H Preferred Stock.  In addition, unless full cumulative distributions on all shares of Series H Preferred Stock have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series H Preferred Stock (except by conversion into or exchange for equity securities of the Corporation ranking junior to the Series H Preferred Stock as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of shares of Series H Preferred Stock for the purpose of preserving the Corporation’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series H Preferred Stock).

(d)           Immediately prior to or upon any redemption of shares of Series H Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series H Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such stock on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such stock before such Distribution Payment Date.  Except as provided above, the Corporation will make no payment or allowance for unpaid distributions, whether or not in arrears, on any shares of Series H Preferred Stock for which a notice of redemption has been given.

(e)           The following provisions set forth the procedures for redemption pursuant to the Redemption Right:

(i)            Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date.  A similar notice will be mailed by the Corporation, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the shares of Series H Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series H Preferred Stock except as to the holder to whom notice was defective or not given.

(ii)           In addition to any information required by law or by the applicable rules of any exchange upon which Series H Preferred Stock may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of shares of Series H Preferred Stock to be redeemed; (D) the place or places where the certificates, to the extent Series H Preferred Stock are certificated, for the shares of Series H Preferred Stock are to be surrendered (if so required in the notice) for payment of the redemption price; and (E) that distributions on the shares of Series H Preferred Stock to be redeemed will cease to accumulate on such redemption date.  If fewer than all of the shares of Series H Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series H Preferred Stock held by such holder to be redeemed.

(iii)           If the Corporation shall so require and the notice shall so state, on or after the redemption date, each holder of shares of Series H Preferred Stock to be redeemed shall present and surrender the certificates evidencing such shares of Series H Preferred Stock, to the extent such shares are certificated, to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such stock (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing such shares of Series H Preferred Stock as the owner thereof and each surrendered certificate shall be canceled.  If fewer than all the shares evidenced by any such certificate evidencing Series H Preferred Stock are to be redeemed, a new certificate shall be issued evidencing the unredeemed shares.  In the event that the shares of Series H Preferred Stock to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such stock shall be required.

(iv)           From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on the shares of Series H Preferred Stock designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate, and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such stock shall not be deemed to be outstanding for any purpose whatsoever.  At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the shares of Series H Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of shares of the Series H Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such shares, to the extent such shares are certificated,  at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date).  Any monies so deposited which remain unclaimed by the holders of the shares of Series H Preferred Stock to be redeemed at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(f)           Subject to applicable law and the limitation on purchases when distributions on the Series H Preferred Stock are in arrears, the Corporation may, at any time and from time to time, purchase any shares of Series H Preferred Stock in the open market, by tender or by private agreement.

(g)           Any shares of Series H Preferred Stock that shall at any time have been redeemed or otherwise acquired shall, after such redemption or acquisition, have the status of authorized but unissued Common Stock, without further designation as to series until such shares are once more classified and designated as part of a particular series by the Board.

6.             Special Optional Redemption by the Corporation.

(a)           Upon the occurrence of a Change of Control (as defined below), the Corporation will have the option upon written notice mailed by the Corporation, postage pre-paid, not less than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of the shares of Series H Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation, to redeem the shares of Series H Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash at twenty-five dollars ($25.00) per share plus accrued and unpaid distributions, if any, to, but not including, the redemption date (“Special Optional Redemption Right”).  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series H Preferred Stock except as to the holder to whom notice was defective or not given.  If, prior to the Change of Control Conversion Date (as defined below), the Corporation has provided or provides notice of redemption with respect to the Series H Preferred Stock (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of such Series H Preferred Stock will not have the conversion right described below in Section 9.

A “Change of Control” is when, after the original issuance of the Series H Preferred Stock, the following have occurred and are continuing:

(i)            the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), and

(ii)           following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE Amex Equities (the “NYSE Amex”), or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

(b)           In addition to any information required by law or by the applicable rules of any exchange upon which the Series H Preferred Stock may be listed or admitted to trading, such notice shall state:  (A) the redemption date; (B) the redemption price; (C) the number of shares of Series H Preferred Stock to be redeemed; (D) the place or places where the certificates for such shares of Series H Preferred Stock, to the extent such shares of Series H Preferred Stock are certificated, are to be surrendered (if so required in the notice) for payment of the redemption price; (E) that the shares of Series H Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; (F) that holders of shares of Series H Preferred Stock to which the notice relates will not be able to tender such shares of Series H Preferred Stock for conversion in connection with the Change of Control and each share of Series H Preferred Stock tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and (G) that distributions on the shares of Series H Preferred Stock to be redeemed will cease to accumulate on such redemption date.  If fewer than all of the shares of Series H Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series H Preferred Stock held by such holder to be redeemed.

If fewer than all of the outstanding shares of Series H Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional shares) or by lot or in such other equitable method prescribed by the Corporation.  If such redemption is to be by lot and, as a result of such redemption, any holder of Series H Preferred Stock would become a holder of a number of shares of Series H Preferred Stock in excess of the Ownership Limit because such holder’s shares of Series H Preferred Stock were not redeemed, or were only redeemed in part then, except as otherwise provided in the Charter, the Corporation will redeem the requisite number of shares of Series H Preferred Stock of such holder such that no holder will hold in excess of the Ownership Limit subsequent to such redemption.

(c)           Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all shares of Series H Preferred Stock shall have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no shares of Series H Preferred Stock shall be redeemed unless all outstanding shares of Series H Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase by the Corporation of shares of Series H Preferred Stock pursuant to Article EIGHTH of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of shares of Series H Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all shares of Series H Preferred Stock.  In addition, unless full cumulative distributions on all shares of Series H Preferred Stock have been or contemporaneously are authorized and declared and paid or authorized and declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series H Preferred Stock (except by conversion into or exchange for equity securities of the Corporation ranking junior to the Series H Preferred Stock as to distributions and upon liquidation; provided, however, that the foregoing shall not prevent any purchase or acquisition of shares of Series H Preferred Stock for the purpose of preserving the Corporation’s status as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series H Preferred Stock).

(d)           Immediately prior to any redemption of shares of Series H Preferred Stock pursuant to the Special Optional Redemption Right, the Corporation shall pay, in cash, any accumulated and unpaid distributions to, but not including, the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series H Preferred Stock at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such stock on the corresponding Distribution Payment Date (including any accrued and unpaid distributions for prior periods) notwithstanding the redemption of such stock before such Distribution Payment Date.  Except as provided above, the Corporation will make no payment or allowance for unpaid distributions, whether or not in arrears, on shares of Series H Preferred Stock for which a notice of redemption has been given.

(e)           If the Corporation shall so require and the notice shall so state, on or after the redemption date, each holder of shares of Series H Preferred Stock to be redeemed shall present and surrender the certificates evidencing such shares of Series H Preferred Stock, to the extent such shares are certificated, to the Corporation at the place designated in the notice of redemption and thereupon the redemption price of such stock (including all accumulated and unpaid distributions to, but not including, the redemption date) shall be paid to or on the order of the person whose name appears on such certificate evidencing such shares of Series H Preferred Stock as the owner thereof and each surrendered certificate shall be canceled.  If fewer than all the shares evidenced by any such certificate evidencing Series H Preferred Stock are to be redeemed, a new certificate shall be issued evidencing the unredeemed stock.  In the event that the shares of Series H Preferred Stock to be redeemed are uncertificated, such shares shall be redeemed in accordance with the notice and the applicable procedures of any depository and no further action on the part of the holders of such shares shall be required.

(f)            From and after the redemption date (unless the Corporation defaults in payment of the redemption price), all distributions on the shares of Series H Preferred Stock designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions to, but not including, the redemption date), shall cease and terminate and such stock shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s stock transfer records, and such stock shall not be deemed to be outstanding for any purpose whatsoever.  At its election, the Corporation, prior to a redemption date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions to, but not including, the redemption date) of the shares of Series H Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series H Preferred Stock to be redeemed shall (A) state the date of such deposit, (B) specify the office of such bank or trust company as the place of payment of the redemption price and (C) require such holders to surrender the certificates evidencing such stock, to the extent such shares of stock are certificated, at such place on or about the date fixed in such redemption notice (which may not be later than the redemption date) against payment of the redemption price (including all accumulated and unpaid distributions to, but not including, the redemption date).  Any monies so deposited which remain unclaimed by the holders of the shares of Series H Preferred Stock to be redeemed at the end of two years after the redemption date shall be returned by such bank or trust company to the Corporation.

(g)           Any shares of Series H Preferred Stock that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued Common Stock, without further designation as to series until such shares of stock are once more classified and designated as part of a particular series by the Board.

7.           Voting Rights.

(a)           Holders of the Series H Preferred Stock will not have any voting rights, except as set forth below.  In any matter in which the holders of Series H Preferred Stock are entitled to vote, each such holder shall have the right to one vote for each share of Series H Preferred Stock held by such holder.  If the holders of the Series H Preferred Stock and the holders of another series of preferred stock are entitled to vote together as a single class on any matter, the holders of the Series H Preferred Stock and the holders of such other preferred stock shall each have one vote for each $50.00 of liquidation preference.

(b)           Whenever distributions on any shares of Series H Preferred Stock shall be in arrears for six or more quarterly periods, whether or not consecutive (a “Preferred Distribution Default”), the number of directors then constituting the Board shall be increased by two and the holders of Series H Preferred Stock, voting as a single class with the holders of the Series B Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock (to the extent the holders of the Series F Preferred Stock choose to participate in the election of Preferred Stock Directors (as hereinafter defined) in lieu of receipt of the default distribution rate pursuant to the terms of the Series F Preferred Stock) and all other equity securities upon which like voting rights have been conferred and are exercisable (such other equity securities, the Series B Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock are referred to herein as “Parity Preferred Stock”) will be entitled to vote for the election of a total of two additional directors of the Corporation (each, a “Preferred Stock Director”) at a special meeting called by the holders of at least 10% of the outstanding shares of Series H Preferred Stock or the holders of at least 10% of any other series of Parity Preferred Stock so in arrears or at the next annual or special meeting of shareholders, and at each subsequent annual or special meeting until all distributions accumulated on the Series H Preferred Stock for the past distribution periods and the then-current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set apart for payment in full.

(c)           If and when all accumulated distributions and the distribution for the then current distribution period on the Series H Preferred Stock shall have been paid in full or authorized and declared and set aside for payment in full or a sum sufficient for the payment is irrevocably deposited in trust for payment, the holders of Series H Preferred Stock shall be divested of the voting rights set forth in Section 7(b) (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or authorized by the Board and set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors shall be reduced accordingly.  Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding shares of Series H Preferred Stock when they have the voting rights set forth in Section 7(b) and all other series of Parity Preferred Stock (voting as a single class).  So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Directors remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding shares of Series H Preferred Stock when they have the voting rights set forth in Section 7(b) and all other series of Parity Preferred Stock (voting as a single class).  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(d)           So long as any shares of Series H Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the shares of Series H Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of equity securities ranking senior to the Series H Preferred Stock with respect to payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or reclassify any authorized equity securities of the Corporation into any such equity securities, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such equity securities; or (ii) amend, alter or repeal the provisions of the Charter, whether by merger or consolidation (in either case, an “Event”) or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series H Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any Event set forth in (ii) above, so long as shares of Series H Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of shares of Series H Preferred Stock receive shares of stock or beneficial interest or other equity securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series H Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series H Preferred Stock or the holders thereof; and provided further that any increase in the amount of the authorized Series H Preferred Stock or the creation or issuance, or increase in the amounts authorized, of any other class or series of equity securities ranking on a parity with or junior to the Series H Preferred Stock with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(e)           The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series H Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

8.             Information Rights.  During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series H Preferred Stock are outstanding, the Corporation will (i) transmit by mail or other permissible means under the Exchange Act to all holders of shares of Series H Preferred Stock, as their names and addresses appear in the Corporation’s record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 13 or Section 15(d) of the Exchange Act if the Corporation were subject thereto (other than any exhibits that would have been required), and (ii) within 15 days following written request, supply copies of such reports to any prospective holder of shares of Series H Preferred Stock.  The Corporation will mail (or otherwise provide) the reports to the holders of Series H Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file such reports with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act.

9.             Conversion.  Shares of Series H Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 9.

(a)           Upon the occurrence of a Change of Control, each holder of shares of Series H Preferred Stock shall have the right, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem such shares of Series H Preferred Stock pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the shares of Series H Preferred Stock held by such holder (the “Change of Control Conversion Right”) on the Change of Control Conversion Date into a number of shares of Common Stock, per share of Series H Preferred Stock to be converted (the “Common Share Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference plus (y) the amount of any accrued and unpaid distributions to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accrued and unpaid distribution will be included in such sum) by (ii) the Common Share Price (as defined below) and (B) 0.3995 (the “Share Cap”), subject to the immediately succeeding paragraph; provided that such Share Cap number shall only be applied to convert shares of Series H Preferred Stock and shall not be applied to convert any accrued and unpaid distributions with respect to such shares.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution to the holders of Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of shares of Common Stock (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right for all authorized 8,000,000 shares of Series F Preferred Stock shall not exceed 3,196,000 shares of Common Stock (or equivalent Alternative Conversion Consideration, as applicable) (the “Exchange Cap”).  The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

In the case of a Change of Control pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series H Preferred Stock shall receive upon conversion of such shares of Series H Preferred Stock the kind and amount of Alternative Form Consideration which such holder of shares of Series H Preferred Stock would have owned or been entitled to receive upon the Change of Control had such holder of shares of Series H Preferred Stock held a number of shares of Common Stock equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration”).  The Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, shall be referred to herein as the “Conversion Consideration.”

In the event that holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of shares of Series H Preferred Stock shall receive shall be in the form and proportion of the aggregate consideration elected by the holders of the shares of Common Stock who participate in the determination (based on the weighted average of elections) and shall be subject to any limitations to which all holders of shares of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

The “Change of Control Conversion Date” shall be a Business Day set forth in the notice of Change of Control provided in accordance with Section 9(c) below that is not less than 20 days nor more than 35 days after the date on which the Corporation provides such notice pursuant to Section 9(c).

The “Common Share Price” shall be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by holders of shares of Common Stock is solely cash, and (ii) the average of the closing prices per share of Common Share on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash.

(b)           No fractional shares of Common Stock shall be issued upon the conversion of shares of Series H Preferred Stock.  In lieu of fractional shares, holders shall be entitled to receive the cash value of such fractional shares based on the Common Stock price.

(c)           Within 15 days following the occurrence of a Change of Control, a notice of occurrence of the Change of Control, describing the resulting Change of Control Conversion Right, shall be delivered to the holders of record of the Series H Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records and notice shall be provided to the Corporation’s transfer agent.  No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any shares of Series H Preferred Stock except as to the holder to whom notice was defective or not given.  Each notice shall state: (i) the events constituting the Change of Control; (ii) the date of the Change of Control; (iii) the last date on which the holders of shares of Series H Preferred Stock may exercise their Change of Control Conversion Right; (iv) the method and period for calculating the Common Share Price; (v) the Change of Control Conversion Date, which shall be a Business Day occurring within 20 to 35 days following the date of such notice; (vi) that if, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem all or any portion of the Series H Preferred Stock, the holder will not be able to convert shares of Series H Preferred Stock and such shares of Series H Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series H Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of shares of Series H Preferred Stock must follow to exercise the Change of Control Conversion Right.

(d)           The Corporation shall issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to Section 9(c) above to the holders of Series H Preferred Stock.

(e)           In order to exercise the Change of Control Conversion Right, a holder of shares of Series H Preferred Stock shall be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates evidencing the shares of Series H Preferred Stock, to the extent such shares are certificated, to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Corporation’s transfer agent.  Such notice shall state: (i) the relevant Change of Control Conversion Date; (ii) the number of shares of Series H Preferred Stock to be converted; and (iii) that the shares of Series H Preferred Stock are to be converted pursuant to the applicable terms of the Series H Preferred Stock.  Notwithstanding the foregoing, if the shares of Series H Preferred Stock are held in global form, such notice shall comply with applicable procedures of The Depository Corporation Company (“DTC”).

(f)           Holders of shares of Series H Preferred Stock may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Change of Control Conversion Date.  The notice of withdrawal must state: (i) the number of withdrawn shares of Series H Preferred Stock; (ii) if certificated shares of Series H Preferred Stock have been issued, the certificate numbers of the withdrawn shares of Series H Preferred Stock; and (iii) the number of shares of Series H Preferred Stock, if any, which remain subject to the conversion notice.  Notwithstanding the foregoing, if the shares of Series H Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g)           Shares of Series H Preferred Stock as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless, prior to the Change of Control Conversion Date, the Corporation has provided or provides notice of its election to redeem such shares of Series H Preferred Stock, whether pursuant to its Redemption Right or Special Optional Redemption Right.  If the Corporation elects to redeem such shares of Series H Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such shares of Series H Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to, but not including, the redemption date.

(h)           The Corporation shall deliver the applicable Conversion Consideration no later than the third Business Day following the Change of Control Conversion Date.

(i)           Notwithstanding anything to the contrary contained herein, no holder of shares of Series H Preferred Stock will be entitled to convert such shares of Series H Preferred Stock into Common Stock to the extent that receipt of such Common Stock would cause the holder of such Common Stock (or any other person) to Beneficially Own or Constructively Own, within the meaning of the Charter, Common Stock of the Corporation in excess of the Ownership Limit, as such term is defined in the Charter, as applicable.

10.           Application of Article EIGHTH.  The Series H Preferred Stock is subject to the provisions of Article EIGHTH of the Charter.